FORM 8-K
                                   CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report    February 18, 2000

     ANDERSEN GROUP, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE                         0-1460                          06-0659863
(State or other jurisdiction    Commission File Number         IRS Employer
                                                                incorporation
                                                            Identification No.


515 Madison Avenue, New York, NY                                       10022
 (Address of principal executive offices)                           (Zip code)

                                    (212) 826-8942
                  (Registrants telephone number, including area code)

     Item 5. Other Matters. Andersen Group, Inc. (the Company) is herein filing with the Commission the General Agreement dated January 31, 2000 among Moskovskaya Telecommunikatsionnaya Corporatsiya (COMCOR), a Moscow-based telecommunications company, Treglos Investments Limited (Treglos) and ZAO COMCOR-TV (COMCOR-TV), and the amendment to such agreement dated February 15, 2000, which establishes the first of three defined funding dates for COMCOR-TV as March 14, 2000. The timing of this funding is consistent with Russian administrative practices. The agreement forms the basis for the operations of COMCOR-TV to provide a wide range of telecommunication services, including cable television, high speed internet access and IP telephony to individual subscribers and businesses throughout the Moscow region.


     Forward-Looking Statements This report contains forward-looking statements which reflect managements current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. The Company cautions investors that any forward-looking statements are subject to risks and uncertainties which may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Such statements contain a number of risks and uncertainties, including, but not limited to: (i) regulatory changes in the Russian Federation that may affect the cable and telecommunications industries; (ii) changes in economic and political conditions in Russia that could adversely affect the level of demand for cable and telecommunications services; (iii) higher than anticipated start-up costs associated with new business opportunities; (iv) higher than anticipated employee levels, capital expenditures, and operating expenses; (v) consumer acceptance of broadband services, including telephony and data services; (vi) increases in fraudulent activity with respect to broadband services; or (vii) delays in the development of anticipated technologies, or the failure of such technologies to perform according to expectations.


Exhibits.

99.1 General Agreement, dated January 31, 2000
99.2 Amendment Regarding Closing Date, dated February 15, 2000

                                       SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                          ANDERSEN GROUP, INC.


Date    February 18, 2000                              /s/ Andrew M. O'Shea
                                                       Andrew M. O'Shea
                                                       Chief Financial Officer





Exhibit 1





                                               _________________
                                               GENERAL AGREEMENT
                                               _________________
                                                   by and among

                         OAO MOSKOVSKAYA TELECOMMUNIKATSIONNAYA CORPORATSIYA,

                                             ZAO COMCOR-TV

                                                   and
                                         TREGLOS INVESTMENTS LIMITED
                                               _________________












                                                                January 31, 2000







                                     TABLE OF CONTENTS


ARTICLE I:          DEFINITIONS AND INTERPRETATION.........................................2

   1.1
Definitions..............................................................................2
1.2
Interpretations.........................................................................13

ARTICLE II:         SALE AND PURCHASE; EXCLUDED LIABILITIES; DEFERRED SHARE.................................13

         2.1        Purchase and Sale of Common Stock.......................................................13
         2.2        Payment for the Common Stock............................................................14
         2.3        First Stage Closing.....................................................................16
         2.4        Second Stage Closing....................................................................24
         2.5        Third Stage Closing.....................................................................27
         2.6        Excluded Liabilities....................................................................31
         2.7        Deferred Share..........................................................................32

ARTICLE III:        REPRESENTATIONS AND WARRANTIES OF THE PARENT AND COMCOR-TV..............................33

         3.1        Organization; Charter and Board Rules; Resignation of Board Members.....................33
         3.2        Authority; No Conflict..................................................................34
         3.3        Charter Capital of COMCOR-TV; Authorized Share Capital..................................34
         3.4        Financial Statements....................................................................35
         3.5        Charter; Books and Records..............................................................36
         3.6        Title to Property; Encumbrances.........................................................36
         3.7        Condition and Sufficiency of the Transferred Assets and the Additional Transferred Assets36
         3.8        Accounts Receivable.....................................................................37
         3.9        No Undisclosed Liabilities..............................................................37
         3.10       Taxes...................................................................................37
         3.11       No Material Adverse Change..............................................................37
         3.12       Governmental Approvals and Filings......................................................38
         3.13       Litigation..............................................................................38
         3.14       Contracts and Commitments...............................................................39
         3.15       Insurance...............................................................................39
         3.16       Licenses; MFON..........................................................................39
         3.17       Environmental Matters...................................................................40
         3.18       Employees and Agents; Labor Relations...................................................41
         3.19       No Dividends, Sale of Assets, Etc.......................................................41
         3.20       Transactions with Affiliates............................................................41
   3.21Exclusivity.............................................................................41
         3.22       Business and Purpose of COMCOR-TV.......................................................42
         3.23       Banks...................................................................................42
         3.24       Absence of Certain Commercial Practices.................................................42
         3.25       Trademarks, Trade Names and Copyrights..................................................42
         3.26       Year 2000 Compliance....................................................................42
         3.27       Brokers and Finders.....................................................................43
         3.28       Disclosure..............................................................................43
         3.29       Plan....................................................................................44

ARTICLE IV:         REPRESENTATIONS AND WARRANTIES OF PURCHASER.............................................44

         4.1        Organization of the Purchaser...........................................................44
         4.2        Authority: No Conflict..................................................................44
         4.3        Governmental Approvals and Filings......................................................45
         4.4        Legal Proceedings.......................................................................45
         4.5        Suitability.............................................................................45
         4.6        Brokers and Finders.....................................................................45

ARTICLE V:          COVENANTS OF THE PARTIES................................................................45

         5.1        Other Agreements........................................................................45
         5.2        Nomination and Removal of Directors.....................................................45
         5.3        Use of Proceeds.........................................................................46
         5.4        Credit Agreement........................................................................46
         5.5        Public Market...........................................................................46
         5.6        Plan....................................................................................47
         5.7        Chairman................................................................................47
         5.8        General Director; First Deputy General Director.........................................48
         5.9        Chief Financial Officer and Chief Accountant............................................49
         5.10       Investment Manager; Investment Fees; Financing Fees.....................................50
         5.11       Financial Reports.......................................................................50
         5.12       Deposits; Withdrawals...................................................................51
         5.13       Insurance...............................................................................51
         5.14       Public Announcements....................................................................52
         5.15       Furnishing Information..................................................................52
         5.16       Best Efforts............................................................................52
         5.17       Employees...............................................................................53
         5.18       Government and Regulatory Authority Notices and Filings.................................53
         5.19       First General Meeting of Shareholders and First Board Meeting...........................53
         5.20       Subsequent Meetings of Shareholders.....................................................54

     ARTICLE VI: CERTAIN RESTRICTIONS ON TRANSFER; PURCHASER'S RIGHTS; DEADLOCK;
BUY-SELL  PROVISION;   RIGHT  OF  FIRST  REFUSAL;  RELATED  MATTERS;  CHANGE  IN
CONTROL......................................................55

         6.1        Certain Restrictions on Transfer........................................................55
         6.2        Restraining Order.......................................................................55
         6.3        Agreement with Transferees..............................................................56
         6.4        Right of First Refusal..................................................................56
         6.5        Deadlock................................................................................58
         6.6        Buy/Sell Procedure......................................................................58
         6.7        Appraisal Procedure.....................................................................59
         6.8        Change in Control.......................................................................60
         6.9        Purchaser's Tag-Along Right.............................................................61

ARTICLE VII:        TERMINATION.............................................................................62

         7.1        Termination of Agreement................................................................62
         7.2        Procedure Upon Termination..............................................................62

ARTICLE VIII:       INDEMNIFICATION.........................................................................63

         8.1        Indemnification by the Parent and COMCOR-TV.............................................63
         8.2        Indemnification by the Purchaser........................................................63
         8.3        Payment Adjustment......................................................................63
         8.4        Procedures for Third Party Claims.......................................................64

ARTICLE IX:         GOVERNING LAW AND DISPUTE RESOLUTION....................................................64

         9.1        Governing Law and Language..............................................................64
         9.2        Arbitration.............................................................................64
         9.3        Agreement not to Assert Claims/Sovereign Immunity.......................................65

ARTICLE X:          MISCELLANEOUS...........................................................................65

         10.1       Survival of Representations, Warranties and Covenants...................................65
         10.2       Further Assurances......................................................................65
         10.3       Entire Agreement........................................................................65
         10.4       Notices.................................................................................66
         10.5       Confidentiality.........................................................................67
         10.6       Severability............................................................................68
         10.7       Waiver..................................................................................68
         10.8       Assignment..............................................................................68
         10.9       Counterparts............................................................................68
         10.10      Remedies................................................................................68
         10.11      Expenses................................................................................68
         10.12      Amendment...............................................................................69


         Exhibits

         Exhibit A.........         Form of Strategic Agreement

         Exhibit B.........         COMCOR-TV Financial Operating Plan

         Exhibit C.........         Board Rules

         Exhibit D.........         Form of Deferred Share Power of Attorney

         Exhibit E.........         Form of Deferred Share Purchase Agreement

         Exhibit F.........         Form of Deferred Share Transfer Acceptance Act

         Exhibit G.........         Form of Deferred Share Voting Power of Attorney

         Exhibit H.........         Form of Financing Agreement

         Exhibit I.........         Form of Lease Agreement

         Exhibit J                  Parent Second Share Purchase Agreement

         Exhibit K.........         Parent Third Share Purchase Agreement

         Exhibit L.........         Purchaser First Share Purchase Agreement

         Exhibit M.........         Purchaser Second Share Purchase Agreement

         Exhibit N.........         Purchaser Third Share Purchase Agreement

         Exhibit O.........         Form of Opinion of Counsel to the Parent and COMCOR-TV

         Exhibit P.........         Terms to be set forth in amended Charter

         Schedules

         Schedule 1.1               Transferred Assets

         Schedule 2.2(a)            Additional Transferred Assets

         Schedule 3.1(b)            Revised COMCOR-TV Charter

         Schedule 3.1(c)            Revised COMCOR-TV Board Rules

         Schedule 3.1(d)            COMCOR-TV Board Members

         Schedule 3.2(c)            Third Party Consents

         Schedule 3.9               Undisclosed Liabilities

         Schedule 3.10              Taxes

         Schedule 3.11              Material Adverse Effect

         Schedule 3.12              Governmental Approvals and Filings

         Schedule 3.13              Litigation

         Schedule 3.14(a)           Contracts

         Schedule 3.14(c)           Commitments

         Schedule 3.16(a)           Licenses

         Schedule 3.16(c)           License Restrictions

         Schedule 3.16(d)           MFON
         Schedule 3.18(a)           Employees

         Schedule 3.18(b)           Benefit Plans

         Schedule 3.19              Dividends/Sale of Assets

         Schedule 3.20              Transactions with Affiliates

         Schedule 3.23              Banks

         Schedule 3.25              Intellectual Property

         Schedule 4.1               Corporate Documents of Purchaser

         Schedule 4.2(c)            Third Party Consents

         Schedule 4.3               Governmental Approvals and Filings

         Schedule 4.6               Brokers and Finders

         Schedule 5.17(b)           Organizational Chart

         Schedule 6.4(c)            Transfer Consent








                                     AGREEMENT

     This GENERAL AGREEMENT is dated as of January 31, 2000, by and among OAO Moskovskaya Telecommunikatsionnaya Corporatsiya (also known as COMCOR), an open joint stock company organized under the laws of the Russian Federation (the "Parent"), ZAO COMCOR-TV, a closed joint stock company organized under the laws of the Russian Federation ("COMCOR-TV"), and Treglos Investments Limited, a limited liability company organized under the laws of Cyprus (the "Purchaser"). Each of the Parent, COMCOR-TV and the Purchaser are referred to herein individually as a "Party" and collectively as the "Parties".

                                     WITNESSETH

     WHEREAS,   the  Parent  owns  and  operates  and  is  responsible  for  the development and wiring of the Moscow Fiber Optic Network (the "MFON");

     WHEREAS, the Parent has provided certain exclusive access and use of the MFON to COMCOR-TV as set forth in the Strategic Agreement, a copy of which is attached hereto as Exhibit A;

     WHEREAS, the Parent owns 20,000 shares of Common Stock representing 100% of the issued and outstanding shares of Common Stock (as defined in Section 1.1) of COMCOR-TV in partial consideration for which the Parent has transferred and assigned to COMCOR-TV the Transferred Assets (as defined in Section 1.1);

     WHEREAS, the Parent and Purchaser desire to cause COMCOR-TV to issue and sell to the Parent, and the Parent desires to subscribe for and purchase the Parent's Shares (as defined in Section 1.1) in two stages from COMCOR-TV in exchange for which the Parent desires to make a capital contribution to COMCOR-TV valued at US$20,000,000, subject to adjustment, in the form of the Additional Transferred Assets (as defined in Section 1.1), on the terms set forth in this Agreement;

     WHEREAS, the Purchaser desires to obtain certain economic benefits of the MFON through an ownership interest in COMCOR-TV;

     WHEREAS, the Parent and Purchaser desire to cause COMCOR-TV to issue and sell to the Purchaser and, in reliance on the representations, warranties and covenants of the Parent and COMCOR-TV made herein, the Purchaser desires to subscribe for and purchase the Purchaser's Shares (as defined in Section 1.1) in three stages from COMCOR-TV in exchange for which the Purchaser desires to make a capital contribution to COMCOR-TV valued at approximately US$30,000,000, subject to adjustment, on the terms set forth in this Agreement;

     WHEREAS, the Parent and Purchaser desire to each own 50% of the issued and outstanding shares of Common Stock of COMCOR-TV in accordance with the provisions of this Agreement;

     WHEREAS, the Parent, COMCOR-TV and the Purchaser desire to enter into this Agreement to, among other things, set forth their agreement in respect to certain aspects of the governance of COMCOR-TV from and after the date first written above;

     WHEREAS, the Parent and Purchaser desire that COMCOR-TV conduct its business in accordance with the COMCOR-TV Financial Operating Plan, a copy of which is attached hereto as Exhibit B; and

     WHEREAS, as set forth in the Strategic Agreement and the COMCOR-TV Financial Operating Plan, the Parent has projected with reasonable satisfaction that the "last mile" costs associated with COMCOR-TV's ability to provide MFON-utilized services to up to 1.5 million subscribers in the operating area, are approximately US$130 million and Andersen Group desires to manage the financing of such costs by acting as the financial manager of COMCOR-TV.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I:                                  DEFINITIONS AND INTERPRETATION

1.1      Definitions

     As used herein, the following terms shall have the following meanings:

     "Actions or Proceedings" shall mean any action, suit, arbitration or other proceeding commenced, brought, conducted or heard by or before any Governmental or Regulatory Authority.

     "Additional Transferred Assets" shall mean the Second Stage Transferred Assets and the Third Stage Transferred Assets.

     "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any relative or spouse of such individual, or any relative of such spouse, any one of whom has the same home as such individual, and any trust or estate for which such individual serves as a trustee or in a similar capacity or in which such individual has a substantial beneficial interest and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of any other Person, provided that, in any event, any Person which owns, directly or indirectly, a majority of the securities having ordinary voting power for the election of directors or other governing body of a corporation or a majority of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

     "Agreement" shall mean this Agreement and the Exhibits and the Schedules hereto.

     "Andersen Group" shall mean Andersen Group, Inc., a Delaware corporation, which is contemplated to act as investment manager of COMCOR-TV, as set forth in
Section 5.10 hereof.

     "Assets and Properties" shall mean, with respect to any Person, all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, used, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, Investments, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

     "Auditors" shall have the meaning assigned thereto in the Charter.

     "Benefit Plan" shall mean any plan, including loans to employees and deposit schemes, established by COMCOR-TV, existing on the First Stage Closing Date or prior thereto or subsequently adopted or amended from time to time by Unanimous Approval, to which COMCOR-TV contributes or has contributed, or under which any employee, former employee, director, consultant or independent contractor of COMCOR-TV or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

     "Board" shall mean the Board of Directors of COMCOR-TV.

     "Board Rules" shall mean the rules of the Board consistent with Exhibit C, or as such Board Rules have been amended by Unanimous Approval.

     "Business Day" shall mean a day other than a Saturday, a Sunday or any day on which banks located in Moscow, Russia or New York, New York are authorized or obliged to close.

     "Business or Condition of COMCOR-TV" shall mean the business, condition (financial or otherwise), results of operations and Assets and Properties of COMCOR-TV taken as a whole.

     "Business or Condition of the Parent" shall mean the business, condition (financial or otherwise), results of operations and Assets and Properties of the Parent taken as a whole.

     "CBR" shall mean the Central Bank of Russia (Tsentralniy bank Rossii or TsB Rossii), including any applicable territorial agent thereof, or any successor thereto.

     "Chairman" shall mean the Chairman of the Board.

     "Charter" shall mean the most recent version of the charter (ustav) of COMCOR-TV.

     "Charter Capital" (ustavniy kapital) shall mean the aggregate value of the ownership interests of a Person as stated in its charter, provided that, with respect to a joint stock company, the Charter Capital shall mean the aggregate nominal value of its issued shares.

     "Chief Accountant" shall mean the Chief Accountant (glavniy bukhgalter) of COMCOR-TV, subject to the provisions and requirements of Russian law currently in effect and the corporate documents of COMCOR-TV.

     "Chief Financial Officer" shall mean the Chief Financial Officer of COMCOR-TV.

     "Closing Dates" shall mean First Stage Closing Date, the Second Stage Closing Date and the Third Stage Closing Date.

     "Closings" shall mean the First Stage Closing, the Second Stage Closing and the Third Stage Closing.

     "COMCOR-TV Capital Account" shall mean a separate bank account maintained by COMCOR-TV at Citibank T/O, Moscow into which all capital contributions in cash (including, but not limited to, the cash portions of the Purchaser's Purchase Price) shall be deposited.

     "COMCOR-TV Equity Securities" shall mean, as of any time, the then issued and outstanding Equity Securities of COMCOR-TV (including, without limitation, the Common Stock).

     "COMCOR-TV Shareholders" shall mean a collective reference to the holders from time to time of the Common Stock (or such other COMCOR-TV Equity Securities, if any), and "COMCOR-TV Shareholder" shall mean a reference to any of them.

     "Common Stock" shall mean the shares of common stock of COMCOR-TV, as defined in Section 5 of the Charter.

     "Contract" shall mean any agreement, letter of intent, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract or understanding (whether written or oral), in each case, to the extent legally binding.

     "Defaulting Party" shall mean any Party on whose part an Event of Default occurs.

     "Deferred Share" shall mean one (1) share of Common Stock which as of the First Stage Closing shall be reflected in the Register as being owned by the Parent and which the Purchaser shall acquire after the First Stage Closing, in the manner described in Section 2.8.

     "Deferred Share Power of Attorney" shall mean the power of attorney executed by the Parent as of the First Stage Closing Date in the form attached hereto as Exhibit D.

     "Deferred Share Purchase Agreement" shall mean the Deferred Share Purchase Agreement executed by the Parent as of the First Stage Closing Date in the form attached hereto as Exhibit E.

     "Deferred Share Transfer Acceptance Act" shall mean the Deferred Share Transfer Acceptance Act executed by the Parent as of the First Stage Closing Date in the form attached hereto as Exhibit F.

     "Deferred Share Voting Power of Attorney" shall mean the Deferred Share Voting Power of Attorney executed by the Parent as of the First Stage Closing Date in the form attached hereto as Exhibit G.

     "Environmental Law" shall mean any Law or Order relating to the regulation or protection of human health and safety, the environment or hazardous or toxic substances, wastes, pollutants or contaminants.


     "Equity Securities" shall mean, with respect to any Person, any stock or similar security of such Person or any partnership share or other equity ownership interest in such Person, including without limitation securities containing equity features and securities containing profit participation features, or any security convertible or exchangeable, with or without consideration, into any stock or similar security, or any security carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.

     "Event of Default" shall mean the occurrence of any of the following events on the part of any Party:

     (i) any representation or warranty made by such Party in this Agreement was false or misleading in any material respect as of the date of this Agreement or as of such other date as of which such representation or warranty was made or deemed to be repeated; or

     (ii) such Party shall fail to perform or observe any covenant or agreement contained in this Agreement, to be performed or observed by such Party, which failure shall remain unremedied for ten (10) days after written notice thereof shall have been given to such Party by the other Party, with the exception of the failure of such Party to make a capital contribution to COMCOR-TV in exchange for shares of Common Stock pursuant to the terms of this Agreement; or

     (iii) the failure of such Party to make an additional capital contribution to which it is obligated in accordance with the terms of this Agreement in exchange for shares of Common Stock within two months after such capital contribution is due under this Agreement, except that an Event of Default shall not be deemed to have occurred if the Purchaser fails to make an additional capital contribution in exchange for shares of Common Stock pursuant to this Agreement, because of (A) the failure of the conditions set forth in Sections 2.5(a)(i), 2.5(b)(i), and 2.5(c)(i) to be satisfied, (B) the Parent's and/or COMCOR-TV's failure to properly and timely approve or register the issuances of shares of Common Stock to Purchaser or (C) any other failure of Parent or COMCOR-TV to perform its obligations under this Agreement; or

     (iv) the Transfer of COMCOR-TV Equity Securities by such Party in violation of the restrictions on Transfer set forth in Article VI hereof, except for Transfers by operation of Law; or

     (v) such Party shall become insolvent, generally shall fail or be unable to pay its debts as they mature, shall admit in writing its inability to pay its debts as they mature, shall make a general assignment for the benefit of creditors, shall enter into any composition or similar agreement with creditors, or shall suspend the transaction of all or a substantial portion of its usual business as a result of its insolvency or general failure or inability to pay its debts as they mature (or shall take such action, or enter into a transaction, analogous or similar to any of the foregoing); or

     (vi) such Party shall file a petition or answer or consent seeking relief under any Law Affecting Creditors Rights, or such Party shall consent to the institution of proceedings thereunder or the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official to take possession of any substantial part of such Party's Assets and Properties (or shall take such action, or enter into a transaction, analogous or similar to any of the foregoing); or

     (vii) there shall be entered a decree or order or similar act by a court or similar forum constituting an order for relief (or other similar order) in respect of any Law Affecting Creditors Rights, or appointing a trustee, custodian, sequestrator or similar official to take possession of any substantial part of such Party's Assets and Properties, or ordering the winding-up of or liquidation of the affairs of such Party (or other similar act), and any such decree or order (or other similar act) shall continue unstayed and in effect for a period of 30 consecutive days; or

     (viii) the withdrawal from COMCOR-TV by such Party except as permitted under the terms of this Agreement.

     "Excluded Liabilities" shall mean any liability or obligation, direct or indirect, absolute or contingent, of any nature whatsoever of or relating to COMCOR-TV, any of COMCOR-TV's agents or employees (including, without limitation, any of the Transferred Employees), or any of the Transferred Assets, Additional Transferred Assets or Assets and Properties of COMCOR-TV which liability or obligation arose, in whole or in part, directly or indirectly, prior to the Closing Dates, or of the Parent or any other Person.

     "FCSM" shall mean the Federal Commission for the Securities Market of the Russian Federation (Federalnaya komissiya po rynku tsennikh bumag Rossiiskoi Federatsii or "FKTsB"), or any successor thereto, including any applicable territorial agent thereof.

     "Financial Statements" shall mean the financial statements of COMCOR-TV, delivered to the Purchaser pursuant to Sections 2.5 and 3.4 of this Agreement.

     "Financing Agreement" shall mean the financing agreement, dated the First Stage Closing Date, between COMCOR-TV and Andersen Group, in the form attached hereto as Exhibit H.

     "First Stage Closing" shall mean the consummation of the transactions contemplated by Section 2.5(a) and the other transactions contemplated to be consummated at that time pursuant to the terms of this Agreement.

     "First Stage Closing Date" shall mean the date of the First Stage Closing, which date shall be the date hereof unless the Parties shall agree in writing to such other date.

     "First Stage Purchase's Shares" shall mean the 19,998 shares of Common Stock the Purchaser receives in exchange for the first portion of the Purchaser's Purchase Price on the First Stage Closing Date pursuant to this Agreement.

     "General Director" shall mean the person holding the office of General Director of COMCOR-TV in accordance with the Charter.

     "Governmental or Regulatory Authority" shall mean any court, tribunal, arbitrator, arbitral panel, legislature, government, ministry, committee, inspectorate, authority, agency, commission, official or other competent authority of the Russian Federation, any other country or any state, as well as any county, city, municipality or other political subdivision of any of the foregoing.

     "IAS" shall mean the Institute of Automated Systems, an open joint stock company organized and existing under the laws of the Russian Federation.

     "Indebtedness" shall mean, with respect to any Person, all obligations of such Person (a) for borrowed money or investment commitments, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business consistent with past practice), (d) under capital leases or (e) in the nature of a guarantee of any obligation described in clauses (a) through (d) above of any other Person.

     "Intellectual Property" shall mean patents and patent rights, licenses, inventions, copyrights and copyright rights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks and trademark rights, service marks and service mark rights, trade names and trade name rights, service names and service name rights, brand names, processes formulae, trade dress, business and product names, logos, slogans, industrial models, processes, designs, methodologies, software programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

     "Investments" shall mean all investments (tangible or intangible), including cash, equipment, debentures, notes and other evidences of Indebtedness, stocks, securities (including warrants and other rights to purchase securities and securities convertible into or exchangeable for other securities), interests in joint ventures, general and limited partnerships, and other Persons, mortgage and trade loans, and also other investment or portfolio assets owned of record or beneficially by a Person (other than (a)any direct or indirect Subsidiaries of COMCOR-TV or any ownership interests therein and
(b)any short-term trade receivables generated in the ordinary course of business).

     "Knowledge of COMCOR-TV" or "Known to COMCOR-TV" shall mean to the best of the knowledge and belief of COMCOR-TV after having made reasonable inquiries.

     "Knowledge of the Parent and COMCOR-TV" or "Known to the Parent and COMCOR-TV" shall mean to the best of the knowledge and belief of the Parent or COMCOR-TV after having made reasonable inquiries.

     "Knowledge of the Purchaser" or "Known to the Purchaser" shall mean to the best of the knowledge and belief of the Purchaser after having made reasonable inquiries.

     "Law Affecting Creditors' Rights" shall mean any bankruptcy, fraudulent conveyance or transfer, insolvency, moratorium, reorganization, or other similar law or laws affecting the enforcement of creditors' rights generally, and any general principles of equity.

     "Laws" shall mean (a) all laws, decrees, resolutions, instructions, statutes, rules, regulations, acts, ordinances and other pronouncements having the effect of law or regulation of the Russian Federation, the United States or any other country or any state, as well as any county, city or other political subdivision of any of the foregoing, and (b) all rules or regulations of any securities exchange on which the securities of any of the Parties are now or hereafter traded or listed.

     "Lease  Agreement"  shall mean the Lease  Agreement,  dated as of the First
Stage Closing Date, between the Parent and COMCOR-TV, in the form attached hereto as Exhibit I.

     "Liabilities"   shall  mean  all   Indebtedness,   obligations   and  other
liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

     "Licenses" shall mean all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority or any other Person, including, without limitation, all MFON Licenses.

     "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other Contract to give any of the foregoing.

     "Loss" shall mean any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including, without limitation, interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other similar proceedings or of any claim, default or assessment); provided, however, that all Losses shall be documented by supporting materials.

     "MAMP" shall mean the Ministry for Anti-Monopoly Policy and Support for Entrepreneurship of the Russian Federation (Ministerstvo po Antimonopolnoy
politike i podderzhke predprinimatelstva Rossiiskoi Federatsii, or "GAK Rossii"), or any successor thereto, including any applicable territorial agent thereof.

     "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on or with respect to the business, assets, financial condition or results of operations of such Person and its Subsidiaries taken as a whole, or upon such Person's ability to perform its obligations under this Agreement and the other Principal Agreements, if any, to which it is a party.

     "MFON" shall have the meaning specified in the preamble to this Agreement.

     "MFON Licenses" shall mean all Licenses granted or issued by any authorized Governmental or Regulatory Authority with respect to the use and operation of the MFON.

     "MRC"   shall   mean   the   Moscow   Registration   Chamber   (Moskovskaya
registratsionnaya palata), or any successor thereto.

     "Mr. Pripachkin" shall mean Yuri Pripachkin, a citizen of the Russian Federation resident in Moscow, Russia.

     "New Issuance" shall mean any issuance by COMCOR-TV of any of its Equity Securities to any Person consummated after the date of this Agreement, other than (a) any such issuance to the Purchaser or any Affiliate in connection with any capital contribution made by the Purchaser or any Affiliate thereof to COMCOR-TV, (b) any such issuance to the Parent in connection with this Agreement, or (c) any such issuance pursuant to the Initial Public Offering (as defined in Section 5.5).

     "Nominee" shall mean, with respect to the Parent, an individual nominated by the Parent for election to the Board and, with respect to the Purchaser, an individual nominated by the Purchaser for election to the Board or Francis E. Baker or Oliver R. Grace.

     "Order" shall mean any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority.

     "Parent First Share Purchase Agreement" shall mean the share purchase agreement, by and between the Parent and COMCOR-TV pursuant to which the Parent acquired shares of Common Stock in exchange for the Transferred Assets.

     "Parent Group" shall mean a collective reference to each of the Parent and each of its officers, directors, shareholders, representatives and Affiliates.

     "Parent Licenses" shall mean all Licenses necessary for the Parent to lawfully (i) own and operate the MFON and its other Assets and Properties, and
(ii)  enter  into,  and  perform  Parent's   obligations  under,  the  Principal
Agreements.

     "Parent Second Share Purchase Agreement" shall mean the share purchase agreement, by and between the Parent and COMCOR-TV, in the form of Exhibit J hereto.

     "Parent Share Purchase Agreements" shall mean collectively the Parent Second Share Purchase Agreement and the Parent Third Share Purchase Agreement.

     "Parent Third Share Purchase Agreement" shall mean the share purchase agreement, by and between the Parent and COMCOR-TV, in the form of Exhibit K hereto.

     "Parent's Purchase Dates" shall mean the Parent's Second Stage Purchase Date and the Parent's Third Stage Purchase Date.

     "Parent's Purchase Price" shall mean the capital contribution of the Parent to COMCOR-TV in exchange for the Parent's Shares pursuant to Section 2.2(a).

     "Parent's Second Stage Purchase Date" shall mean the date on which the Parent purchases the Second Stage Parent's Shares pursuant to either Section 2.4(a)(i) or Section 2.4(a)(ii), unless otherwise agreed to by the Parties.

     "Parent's Shares" shall mean the Second Stage Parent's Shares and the Third Stage Parent's Shares.

     "Parent's Third Stage Purchase Date" shall mean the date on which the Parent purchases the Third Stage Parent's Shares pursuant to either Section 2.4(b)(i) or Section 2.4(b)(ii); provided, however, that the Parent's Third Stage Purchase Date may not take place on or before the Second Stage Closing Date.

     "Percentage Interest" shall mean, with respect to any Person, the percentage interest of such Person in the equity capital of COMCOR-TV on a fully diluted basis, expressed as a percentage, reflecting the ratio of (i) the number of shares of equity capital stock of COMCOR-TV owned or controlled by such Person to (ii) the aggregate number of issued and outstanding shares of equity capital stock of COMCOR-TV.

     "Permitted Lien" shall mean (a) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with US GAAP, (b) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent, and (c) any mechanic's, materialman's or other similar Lien arising by operation of Law or any minor imperfection of title or similar Lien, none of which individually or in the aggregate with other such Liens materially impairs the value of the property subject to such Lien or the use of such property in the conduct of the business of the Parent.

     "Person" shall mean any natural person, corporation, general partnership, simple partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority, whether incorporated or unincorporated.

     "Plan" shall mean the COMCOR-TV Financial Operating Plan, a copy of which is attached hereto as Exhibit B, or as such COMCOR-TV Financial Operating Plan has been amended by Unanimous Approval.

     "Primary Shareholders" shall mean a collective reference to the Purchaser and the Parent, and "Primary Shareholder" shall mean a reference to either of them.

     "Principal Agreements" shall mean this Agreement, the Financing Agreement, the Deferred Share Power of Attorney, the Deferred Share Purchase Agreement, the Deferred Share Transfer Acceptance Act, the Deferred Share Voting Power of Attorney, the Lease Agreement, the Parent Share Purchase Agreements, the Purchaser Share Purchase Agreements, the Strategic Agreement and any other documents required under this Agreement.

     "Purchaser First Share Purchase Agreement" shall mean the share purchase agreement, dated as of the First Stage Closing Date, by and between the Purchaser and COMCOR-TV, in the form of Exhibit L hereto.

     "Purchaser Group" shall mean a collective reference to each of the Purchaser and each of its officers, directors, shareholders, representatives and Affiliates.

     "Purchaser Second Share Purchase Agreement" shall mean the share purchase agreement, dated as of the Second Stage Closing Date, by and between the Purchaser and COMCOR-TV, in the form of Exhibit M hereto.

     "Purchaser Share Purchase Agreements" shall mean collectively the Purchaser First Share Purchase Agreement, Purchaser Second Share Purchase Agreement and Purchaser Third Share Purchase Agreement.

     "Purchaser Third Share Purchase Agreement" shall mean the share purchase agreement, dated as of the Third Stage Closing Date, by and between the Purchaser and COMCOR-TV, in the form of Exhibit N hereto. "Purchaser's Purchase Price" shall mean the capital contribution of the Purchaser to COMCOR-TV in exchange for the Purchaser's Shares pursuant to Section 2.2(b).

     "Purchaser's Shares" shall mean the First Stage Purchaser's Shares, the Second Stage Purchaser's Shares and the Third Stage Purchaser's Shares.

     "Register" shall mean the share register of COMCOR-TV, which as of the First Stage Closing Date shall be maintained by the Registrar.

     "Registrar" shall mean the National Registry Company or such other registrar which maintains COMCOR-TV's share register as chosen by Unanimous Approval.

     "ruble" shall mean the lawful currency for the time being of the Russian Federation.

     "ruble equivalent" shall mean the amount, in rubles, equivalent to an amount expressed in another currency, based on the daily rate established by the CBR.

     "Second Stage Closing" shall mean, subject to the satisfaction of the conditions set forth in Section 2.5(b)(i), the consummation of the transactions contemplated by Section 2.5(b) and the other transactions contemplated to be consummated at that time pursuant to the terms of this Agreement.

     "Second Stage Closing Date" shall mean either the date which is nine months after the First Closing Date if the Board has made a determination that COMCOR-TV has been conducting its business according to the Plan and decisions of the Board pursuant to Section 2.3(a)(i) or a date within 45 days after the Parent's Second Stage Purchase Date if the Auditors have determined that COMCOR-TV has been conducting its business according to the Plan and decisions of the Board pursuant to Section 2.3(b)(i); provided, however, that the conditions set forth in Section 2.5(b)(i) shall have been satisfied, unless otherwise agreed to by the Parties.

     "Second Stage Parent's Shares" shall mean the 39,998 shares of Common Stock the Parent receives in exchange for the Second Stage Transferred Assets on the Parent's Second Stage Purchase Date pursuant to this Agreement.

     "Second Stage Purchaser's Shares" shall mean the 39,998 shares of Common Stock the Purchaser receives in exchange for US$10,000,000 on the Second Stage Closing Date pursuant to this Agreement.

     "Second Stage Transferred Assets" shall mean those certain Assets and Properties as specified in Schedule 2.2(a) to be transferred by the Parent to COMCOR-TV on the Parent's Second Stage Purchase Date.

     "Securities Act" shall mean the U.S. Securities Act of 1933, as amended.

     "SRC" shall mean the State Registration Chamber under the Ministry of Justice of the Russian Federation (Gosudarstvennaya registratsionnaya palata pri Ministerstve iustitsii Rossiiskoi Federatsii), or any successor thereto.

     "Strategic Agreement" shall mean the Strategic Agreement, dated the First Stage Closing Date, by and between the Parent and COMCOR-TV, in the form of Exhibit A hereto.

     "Subsidiary" of a Person shall mean any Person at least a majority of the voting shares or voting Equity Securities of which is, directly or indirectly, owned or controlled collectively by such Person.

     "Tax Document" shall mean any return, declaration, report, claim for refund, assessment, demand, act, or information return, statement or other document relating to Taxes, including any Schedule or attachment thereto, and including any amendment thereof, whether prepared by the taxpayer, a tax preparer or a Governmental or Regulatory Authority.

     "Taxes" shall mean any national, federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added alternative or add-on minimum, estimated, or other tax, duty, governmental fee or charge of any kind whatsoever, including any interest, penalty, or addition thereto.

     "Third Stage Closing" shall mean the consummation of the transactions contemplated by Section 2.5(c) and the other transactions contemplated to be consummated at that time pursuant to the terms of this Agreement.

     "Third Stage Closing Date" shall mean either the date which is fifteen months after the First Closing Date if the Board has made a determination that COMCOR-TV has been conducting its business according to the Plan and decisions of the Board pursuant to Section 2.3(a)(ii) or the date within 45 days after the Parent's Third Stage Purchase Date if the Auditors have determined that COMCOR-TV has been conducting its business according to the Plan and decisions of the Board pursuant to Section 2.3(b)(ii); provided, however, that the conditions set forth in Section 2.5(c)(i) shall have been satisfied, unless otherwise agreed to by the Parties.

     "Third Stage Parent's Shares" shall mean the 119,994 shares of Common Stock the Parent receives in exchange for the Third Stage Transferred Assets on the Parent's Third Stage Purchase Date pursuant to this Agreement.

     "Third Stage Purchaser's Shares" shall mean the 119,994 shares of Common Stock the Purchaser receives in exchange for US$10,000,000 on the Third Stage Closing Date pursuant to this Agreement.

     "Third Stage Transferred Assets" shall mean those certain Assets and Properties as specified in Schedule 2.2(a) to be transferred by the Parent to COMCOR-TV on the Parent's Third Stage Purchase Date.

     "Transferred  Assets"  shall  mean  those  certain  Assets  and  Properties
(including property and the rights associated with tangible and intangible property) heretofore transferred by the Parent to COMCOR-TV, as listed on
Schedule 1.1.

     "Unanimous Approval" shall mean, with regard to a meeting or vote of the Board, the unanimous approval of all members of the Board present and voting at such meeting or vote; provided, however, that the presence (or, with respect to any meeting by ballot, the vote) of at least one duly elected Board member, who is a Nominee of the Purchaser, and at least one duly elected Board member, who is a Nominee of the Parent, shall be necessary to constitute a quorum at such meeting (or to make effective the vote by ballot).

     "U.S. dollar", "dollar", and the signs "$" and "US$" shall mean a reference to the lawful currency for the time being of the United States of America.

     "US  GAAP"  shall  mean  United  States   Generally   Accepted   Accounting
Principles.

1.2      Interpretations

     Unless the context of this Agreement otherwise requires, the following rules of interpretation shall apply to this Agreement:

     (a) the singular shall include the plural, and the plural shall include the singular;

     (b) words of any gender shall include each other gender;

     (c) the words "hereof", "herein", "hereby", "hereto" and similar words refer to this entire Agreement and not to any particular Section or any other subdivision of this Agreement;

     (d) a reference to any Article, Section, Schedule or Exhibit is a reference to a specific Article or Section of, or Schedule or Exhibit to, this Agreement; and

     (e) the headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II:            SALE AND PURCHASE; EXCLUDED LIABILITIES; DEFERRED SHARE

2.1      Purchase and Sale of Common Stock

(a)       Parent's Shares.

     (i) In accordance with the procedures set forth in the Parent Share Purchase Agreements, and on the Parent's Purchase Dates, COMCOR-TV shall issue, sell, assign, convey and transfer to the Parent, and the Parent shall subscribe for and purchase from COMCOR-TV, the Parent's Shares, free and clear of all Liens.

     (ii) Subject to the terms and conditions hereof and in consideration for the issuance, sale, assignment, conveyance and transfer to the Parent by COMCOR-TV of the Parent's Shares, the Parent shall on the Parent's Purchase Dates transfer to COMCOR-TV ownership of the relevant grouping of the Additional Transferred Assets in accordance with Section 2.4.

     (iii) The transfer of the Additional Transferred Assets by the Parent in exchange for the Parent's Shares on the Parent's Purchase Dates constitutes a valid and binding obligation of the Parent and is subject only to (A) in connection with the transfer Second Stage Transferred Assets, satisfaction of the condition set forth in either Section 2.4(a)(i) or Section 2.4(a)(ii), and
(B) in connection with the transfer of the Third Stage Transferred Assets, satisfaction of the condition set forth in either Section 2.4(b)(i) or Section 2.4(b)(ii).

     (iv) The execution of this Agreement shall not constitute placement (razmescheniye) of the Parent's Shares. The placement shall occur on the dates on which the Parent's Shares are disposed of (otchuzhdeniye) by COMCOR-TV in favor of the Parent by transferring the title to the Parent's Shares to the Parent pursuant to the terms of the Parent Share Purchase Agreements. In no event shall the disposition (otchuzhdeniye) of the Parent's Shares or any part thereof take place prior to the registration of the issuance of the Parent's Shares with the FCSM. The transfer of the Additional Transferred Assets to COMCOR-TV shall be allocable entirely to, and deemed to be in consideration of, all of the Parent's Shares being purchased hereunder and under the Parent Share Purchase Agreements.

(b)      Purchaser's Shares.

     (i) In accordance with the procedures set forth in the Purchaser Share Purchase Agreements and on the basis of the representations, warranties and covenants made by the Parent and COMCOR-TV herein, on each of the Closing Dates, COMCOR-TV shall issue, sell, assign, convey and transfer to the Purchaser, and the Purchaser shall subscribe for and purchase from COMCOR-TV, the Purchaser's Shares, free and clear of all Liens.

     (ii) Subject to the terms and conditions hereof and in consideration for the issuance, sale, assignment, conveyance and transfer to the Purchaser by COMCOR-TV of the Purchaser's Shares, the Purchaser shall on each of the Closing Dates pay COMCOR-TV the relevant portion of the Purchaser's Purchase Price in accordance with Section 2.2(b).

     (iii) Purchaser's obligation to purchase the Purchaser's Shares on the First Stage Closing Date, the Second Stage Closing Date and the Third Stage Closing Date is subject to satisfaction of the conditions set forth in Sections 2.5(a)(i), 2.5(b)(i), and 2.5(c)(i) respectively; provided, however, that the Purchaser may in its sole discretion purchase the Purchaser's Shares on the First Stage Closing Date, the Second Stage Closing Date and the Third Stage Closing Date, notwithstanding the fact that the conditions set forth in Sections 2.5(a)(i), 2.5(b)(i), and 2.5(c)(i) respectively have not been satisfied.

     (iv) The execution of this Agreement shall not constitute placement (razmescheniye) of the Purchaser's Shares. The placement shall occur on the dates on which the Purchaser's Shares are disposed of (otchuzhdeniye) by COMCOR-TV in favor of the Purchaser by transferring the title to the Purchaser's Shares to the Purchaser pursuant to the terms of the Purchaser Share Purchase Agreements. In no event shall the disposition (otchuzhdeniye) of the Purchaser's Shares or any part thereof take place prior to the registration of the issuance of the Purchaser's Shares with the FCSM. The Purchaser's Purchase Price shall be allocable entirely to, and deemed to be in consideration of, all of the Purchaser's Shares being purchased hereunder and under the Purchaser Share Purchase Agreements.

2.2      Payment for Common Stock

         (a)  The Parent's Purchase Price

     The Parent's Purchase Price shall consist of the Second Stage Transferred Assets and the Third Stage Transferred Assets, as specified in Schedule 2.2(a), valued at US$10,000,000 and US$10,000,000 respectively, unless adjusted by agreement of the Parties based on a valuation by an independent accounting firm pursuant to Sections 2.4(a)(v) and 2.4(b)(v), to be transferred to COMCOR-TV by the Parent in exchange for the Parent's Shares on the Parent's Purchase Dates.

     (b) The Purchaser's Purchase Price

     The Purchaser's Purchase Price shall consist of three portions to be paid in three stages:

     (i) At the First Stage Closing, the Purchaser shall pay COMCOR-TV the first portion of the Purchaser's Purchase Price which shall consist of: (A) eight million five hundred thousand dollars (US$8,500,000) by wire transfer to the COMCOR-TV Capital Account in accordance with wire transfer instructions; and (B) the transfer to COMCOR-TV ownership of 10,772 shares of common stock of IAS, valued by the Parties at approximately US$700,000.

     (ii) At the Second Stage Closing, the Purchaser shall pay COMCOR-TV the second portion of the Purchaser's Purchase Price which shall consist of: (A) ten million dollars (US$10,000,000), as adjusted by agreement of the Parties for any payments made by the Purchaser relating to the employment of the First Deputy General Director and the Chief Financial Officer pursuant to Sections 5.8(b) and 5.9(a), or any other personnel seconded by the Purchaser to COMCOR-TV, and which cash aspect shall be paid by wire transfer to the COMCOR-TV Capital Account in accordance with wire transfer instructions; and (B) the transfer to COMCOR-TV ownership of 4,402 shares of common stock of IAS, valued by the Parties at approximately US$286,000.

     (iii) At the Third Stage Closing, the Purchaser shall pay COMCOR-TV, by wire transfer to the COMCOR-TV Capital Account in accordance with wire transfer instructions, the third portion of the Purchaser's Purchase Price which shall consist of three aspects:

     (A) ten million dollars (US$10,000,000) as adjusted, such that this aspect of the third portion of the Purchaser's Purchase Price plus US$10,000,000 shall equal the total value of the Additional Transferred Assets as agreed by the Parties based on a valuation by an independent accounting firm under Sections
2.4(a)(v) and 2.4(b)(v); provided, however, that this aspect of the third portion of the Purchaser's Purchase Price shall not be more than US$12,000,000; and provided further that this aspect of the third portion of the Purchaser's Purchase Price shall be further adjusted by agreement of the Parties for any payments made by the Purchaser relating to the employment of the First Deputy General Director and the Chief Financial Officer pursuant to Sections 5.8(b) and 5.9(a), or any other personnel seconded by the Purchaser to COMCOR-TV;

     (B) an amount equal to the total amount of payments due under the Lease Agreement that COMCOR-TV is not obligated to make pursuant to Section 5.22 herein; and

     (C) an amount equal to the total amount of payments made by the Parent for certain personnel as agreed to by the Parties to be used by COMCOR-TV pursuant to Section 5.23 herein; provided, however, that this aspect of the third portion of the Purchaser's Purchase Price shall not be more than US$1,000,000 or the ruble equivalent. Upon "Full Payment" of the relevant portion of the Purchaser's Purchase Price at each of the Closing Dates as specified in Sections
2.5(a)(iv)(A), 2.5(b)(iv)(A), 2.5(c)(iv)(A), the Purchaser shall have full voting rights with regard to the shares of Common Stock it has purchased at each such Closing. For purposes of this Section 2.2(b), "Full Payment" shall mean,
(i) with respect to any cash aspect of the Purchaser's Purchase Price, the moment when such cash aspect transferred by the Purchaser is received into the COMCOR-TV Capital Account, and (ii) with respect to any in-kind aspect of the Purchaser's Purchase Price, the moment when Purchaser shall execute and deliver to COMCOR-TV a transfer and acceptance act with respect to such in-kind aspect.

2.3      Compliance with the Plan and Issuances to Parent and Purchaser

(a)      Mandatory Board Meetings

     (i) Seven months after the First Stage Closing Date, a Board meeting shall be held to vote on the proposition that COMCOR-TV has been conducting its business in accordance with the Plan and decisions of the Board. If the Board determines at such meeting by Unanimous Approval that COMCOR-TV has been conducting its business in accordance with the Plan and decisions of the Board, then the conditions set forth in Section 2.4(a)(i) and Section 2.5(b)(i)(A)(x) shall be deemed to be satisfied.

     (ii) Thirteen months after the First Stage Closing Date, a Board meeting shall be held to vote on the proposition that COMCOR-TV has been conducting its business in accordance with the Plan and decisions of the Board. If the Board determines at such meeting by Unanimous Approval that COMCOR-TV has been conducting its business in accordance with the Plan and decisions of the Board, then the conditions set forth in Section 2.4(b)(i) and Section 2.5(c)(i)(A) shall be deemed to be satisfied.

(b)      Auditors Option

     (i) In the event that the Board does not determine by Unanimous Approval that COMCOR-TV has been conducting its business in accordance with the Plan and decisions of the Board at the meeting required under Section 2.3(a)(i), then either Party may refer the issue to the Auditors to decide. If the Auditors confirm that COMCOR-TV has been conducting its business in accordance with the Plan and decisions of the Board, then the conditions set forth in Section 2.4(a)(ii) and Section 2.5(b)(i)(A) shall be deemed to be satisfied.

     (ii) In the event that the Board does not determine by Unanimous Approval that COMCOR-TV has been conducting its business in accordance with the Plan and decisions of the Board at the meeting required under Section 2.3(a)(ii), then either Party may refer the issue to the Auditors to decide. If the Auditors confirm that COMCOR-TV has been conducting its business in accordance with the Plan and decisions of the Board, then the conditions set forth in Section 2.4(b)(ii) and Section 2.5(c)(i)(A) shall be deemed to be satisfied.

     (c) So long as the Board determines by Unanimous Approval (or the Auditors determine) that COMCOR-TV has been conducting its business in accordance with the Plan and decisions of the Board, each Party hereby agrees (i) to cause its respective duly-elected Nominees to vote in favor of issuances of the Parent's Shares and the Purchaser's Shares to the Parent and Purchaser respectively as contemplated by this Agreement and (ii) to vote in favor of such issuances at meetings of shareholders of COMCOR-TV, as required by Law and the Charter.

     (d) For the purposes of Sections 2.3, 2.4 and 2.5, "conducting its business in accordance with the Plan" shall mean meeting the Plan's objectives in all material respects, including, but not limited to, revenues and profits.

     2.4 Parent's Purchase of Parent's Shares from COMCOR-TV

     (a) Parent's Purchase of Second Stage Parent's Shares

     (i) COMCOR-TV shall issue to Parent and Parent shall purchase the Second Stage Parent's Shares on the date eight months after the First Stage Closing Date, if, at the meeting required under Section 2.3(a)(i), the Board determines by Unanimous Approval that COMCOR-TV has been conducting its business in accordance with the Plan and decisions of the Board; or

     (ii) if the Auditors determine pursuant to Section 2.3(b)(i) that COMCOR-TV has been conducting its business in accordance with the Plan and decisions of the Board, then COMCOR-TV shall issue to Parent and Parent shall purchase the Second Stage Parent's Shares on the date 30 days after the Auditors make such a determination.

     (iii) Before the Parent's Second Stage Purchase Date, COMCOR-TV shall register a decision on issuance for the Second Stage Parent's Shares, which decision shall remain valid as of the Parent's Second Stage Purchase Date.

     (iv) No earlier than 20 days before Parent's Second Stage Purchase Date, the Party required by Law to secure and appraisal will ensure that an independent appraisal will be conducted with regard to the Second Stage Transferred Assets. If pursuant to the independent appraisal the value of the Second Stage Transferred Assets is higher than the value set forth in Schedule 2.2(a), then the Parent will still be issued 39,998 shares of Common Stock.

     (v) Based on a valuation of the Second Stage Transferred Assets by an independent accounting firm, the Parties may agree to adjust the total value of the Second Stage Transferred Assets.

     (vi) At the Parent's Second Stage Purchase Date, the Parent and COMCOR-TV shall enter into the Parent Second Share Purchase Agreement, and Parent shall contribute the Second Stage Transferred Assets to COMCOR-TV in exchange for which COMCOR-TV shall issue the Second Stage Parent's Shares to the Parent.

     (vii) Without delay, COMCOR-TV shall (A) take all actions and make all such filings with Governmental and Regulatory Authorities which are necessary and/or required as a result of the Parent acquiring the Second Stage Parent's Shares, and (B) take all actions and prepare all documents which are necessary and/or required to register the Parent as the owner of the Second Stage Parent's Shares in the Register.

     (b) Parent's Purchase of Third Stage Parent's Shares

     (i) COMCOR-TV shall issue to Parent and the Parent shall purchase the Third Stage Parent's Shares on the date thirteen months after the First Stage Closing Date, if, at the meeting required under Section 2.3(a)(ii), the Board determines by Unanimous Approval that COMCOR-TV has been conducting its business in accordance with the Plan and decisions of the Board; or

     (ii) if the Auditors determine pursuant to Section 2.3(b)(ii) that COMCOR-TV has been conducting its business in accordance with the Plan and decisions of the Board, then COMCOR-TV shall issue to Parent and Parent shall purchase the Third Stage Parent's Shares on the date 30 days after the Auditors make such a determination.

     (iii) Before the Parent's Third Stage Purchase Date, COMCOR-TV shall register a decision on issuance for the Third Stage Parent's Shares, which decision shall remain valid as of the Parent's Third Stage Purchase Date.

     (iv) No earlier than 20 days before Parent's Third Stage Purchase Date, the Party required by Law to secure and appraisal will ensure that an independent appraisal will be conducted with regard to the Third Stage Transferred Assets. If pursuant to the independent appraisal the value of the Third Stage Transferred Assets is higher than the value set forth in Schedule 2.2(a), then the Parent will still be issued 119,994 shares of Common Stock.

     (v) Based on a valuation of the Third Stage Transferred Assets by an independent accounting firm, the Parties may agree to adjust the total value of the Third Stage Transferred Assets.

     (vi) At the Parent's Third Stage Purchase Date, the Parent and COMCOR-TV shall enter into the Parent Third Share Purchase Agreement, and Parent shall contribute the Third Stage Transferred Assets to COMCOR-TV in exchange for which COMCOR-TV shall issue the Third Stage Parent's Shares to the Parent.

     (vii) Without delay, COMCOR-TV shall (A) take all actions and make all such filings with Governmental and Regulatory Authorities which are necessary and/or required as a result of the Parent acquiring the Third Stage Parent's Shares, and (B) take all actions and prepare all documents which are necessary and/or required to register the Parent as the owner of the Third Stage Parent's Shares in the Register.

2.5      Purchaser's Purchase of Purchaser's Shares from COMCOR-TV

         (a)  First Stage Closing.

     (i) Time and Place of First Stage Closing. The First Stage Closing shall take place at 10:00 a.m. (Moscow time) on the First Stage Closing Date at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 7 Ulitsa Gasheka, Moscow, Russia, or at such other time and place as agreed to in writing by the Parties. The obligation of the Parties to close is subject to the fulfillment, on or before the First Stage Closing Date, of all obligations specified in this
Section 2.5(a); provided, however, that any Party to whom delivery of any of such obligations is owed may in its sole discretion close despite the non-fulfillment of the obligation by any other Party. If the First Stage Closing Date is on a date other than the date of this Agreement, Purchaser's obligation to purchase the First Stage Purchaser's Shares on the First Stage Closing Date is further subject to satisfaction of the condition that the representations and warranties by COMCOR-TV and Parent contained in this Agreement are true, complete and correct as of the First Stage Closing Date; provided, however, that the Purchaser may in its sole discretion purchase the First Stage Purchaser's Shares on the First Stage Closing Date notwithstanding the fact that this condition has not been satisfied.

     (ii) Deliveries by the Parent. At the First Stage Closing, the Parent shall deliver to the Purchaser:

     (A) a copy of the First Parent Share Purchase Agreement, duly executed by the Parent;

     (B) a copy of the Strategic Agreement, duly executed by the Parent;

     (C) a copy of the Deferred Share Power of Attorney, duly executed by the Parent;

     (D) a copy of the Deferred Share Purchase Agreement, duly executed by the Parent;

     (E) a copy of the Deferred Share Transfer Acceptance Act, duly executed by the Parent;

     (F) a copy of the Deferred Share Voting Power of Attorney, duly executed by the Parent;

     (G) a copy of the Lease Agreement, duly executed by the Parent;

     (H) an opinion from a law firm, serving as counsel to the Parent and COMCOR-TV and reasonably acceptable to the Purchaser and the Parent, addressed to the Purchaser and substantially in the form of Exhibit O hereto;

     (I) a certificate duly executed by an authorized officer of the Parent dated the First Stage Closing Date, certifying that:

     (1) each of the representations and warranties made by the Parent in this Agreement are accurate as of the First Stage Closing Date; and

     (2) all covenants, obligations, agreements and conditions required by this Agreement to be complied with or performed by the Parent on or prior to First Stage Closing have been complied with or performed by the Parent on or prior to the First Stage Closing Date;

     (J) a certificate duly executed by an authorized officer of the Parent, dated the First Stage Closing Date:

     (1) attaching thereto a copy of the resolutions of the board of directors of the Parent, certified by an authorized officer of the Parent, authorizing the execution of this Agreement and each of the other Principal Agreements to which the Parent is a party and the consummation of the transactions contemplated hereby and thereby, which certification shall state that (a) such resolutions have been duly adopted by the board of directors of the Parent at a duly convened meeting thereof, and have been adopted by all such other Persons, if any, necessary to give such resolutions full force and effect, (b) none of such resolutions has been amended, modified or repealed in any respect, and (c) all of such resolutions are in full force and effect on the First Stage Closing Date, and

     (2) certifying as to the incumbency of each individual who shall execute on behalf of the Parent any of the Principal Agreements to which the Parent is a party or any document or instrument to be executed in connection therewith;

     (K) any other documents, duly executed, necessary to effectuate the transfer of the Deferred Share; and

     (L) all other previously undelivered documents, instruments and writings required to be delivered by the Parent at or prior to the First Stage Closing pursuant to this Agreement.

     (iii) Deliveries by COMCOR-TV. At the First Stage Closing, COMCOR-TV shall deliver to the Purchaser:

     (A) a receipt for the payment of the first portion of the Purchaser's Purchase Price as specified in Section 2.2(b)(i) herein, in the form agreed to between the COMCOR-TV and the Purchaser in advance of such payment (if COMCOR-TV is unable to provide a receipt on the First Stage Closing Date for any cash aspect of such amount, COMCOR-TV shall be obligated to provide a receipt to the Purchaser for such cash contribution within two business days of the First Stage Closing Date);

     (B) an extract from the Register of COMCOR-TV's shareholders, dated the First Stage Closing Date, showing that the Parent owns 50.0025% (including the Deferred Share) and the Purchaser owns 49.9975% of the issued and outstanding shares of Common Stock of COMCOR-TV, such extract bearing the notation that the Deferred Share is subject to the Deferred Share Voting Power of Attorney as specified in Section 2.8(a);

     (C) a copy of the Strategic Agreement, duly executed by COMCOR-TV;

     (D) a copy of the Lease Agreement, duly executed by COMCOR-TV;

     (E) a copy of the Purchaser First Share Purchase Agreement, duly executed by COMCOR-TV;

     (F) a certificate duly executed by an authorized officer of COMCOR-TV dated the First Stage Closing Date, certifying that:

     (1) each of the representations and warranties made by COMCOR-TV in this Agreement are accurate as of the First Stage Closing Date;

     (2) all covenants, obligations, agreements and conditions required by this Agreement to be complied with or performed by COMCOR-TV on or prior to the First Stage Closing have been complied with or performed by COMCOR-TV on or prior to the First Stage Closing Date; and

     (3) the Charter Capital of COMCOR-TV consists solely of Thirty Nine Thousand Nine Hundred and Ninety Eight (39,998) issued shares of Common Stock as of the First Stage Closing Date;

     (G) a certificate duly executed by an authorized officer of COMCOR-TV, dated the First Stage Closing Date:

     (1) attaching thereto a copy of a protocol of the meeting of shareholders of COMCOR-TV, certified by an authorized officer of COMCOR-TV, electing two Nominees of Purchaser and two Nominees of Parent to the Board, which certification shall state that (a) such decision has been duly adopted by the shareholders of COMCOR-TV at a duly convened meeting thereof, (b) such decision has not been amended, modified or repealed in any respect, and (c) the decision is in full force and effect on the First Stage Closing Date;

     (2) attaching thereto a copy of the resolutions of the Board, certified by an authorized officer of COMCOR-TV, authorizing the execution of this Agreement and each of the other Principal Agreements and the consummation of the transactions contemplated hereby and thereby, which certification shall state that (a) such resolutions have been duly adopted by the Board at a duly convened meeting thereof, and all other Persons have taken all actions and executed all documents, if any, necessary to give such resolutions full force and effect, (b) none of such resolutions has been amended, modified or repealed in any respect, and (c) all of such resolutions are in full force and effect on the First Stage Closing Date;

     (3) attaching thereto a copy of the Charter certified by an authorized officer of COMCOR-TV, which Charter shall have been amended by, and shall accordingly contain, all of the terms set forth in Exhibit P, and which certification shall state that (a) such amended Charter has been adopted by the Board and the shareholders of COMCOR-TV at duly convened meetings thereof and all other Persons have taken all actions and executed all documents, if any, necessary to give such Charter full force and effect, (b) such amended Charter and has been duly registered with each of the MRC and any other Governmental or Regulatory Authority required to give such amended Charter full force and effect, (c) none of the provisions contained in such amended Charter has been amended, modified or repealed in any respect, and (d) such amended Charter is in full force and effect on the First Stage Closing Date;

     (4) attaching thereto a copy of the Board Rules certified by an authorized officer of COMCOR-TV, which Board Rules shall contain all of the terms set forth in Exhibit C, and which certification shall state that (a) such Board Rules have been duly adopted by the Board and have been adopted by or registered with any other Person required to give such Board Rules full force and effect, (b) none of the provisions contained in such Board Rules has been amended, modified or repealed in any respect, and (c) such Board Rules are in full force and effect on the First Stage Closing Date;

     (5) attaching thereto a copy of the resolutions of the Board, certified by an authorized officer of COMCOR-TV, (1) re-appointing Mr. Pripachkin as the General Director for a term of one year and (2) adopting the regulations of the Chief Financial Officer, which certification shall state that (a) such resolutions have been duly adopted by the Board at a duly convened meeting thereof, and have been adopted by all such other Persons, if any, necessary to give such resolutions full force and effect, (b) none of such resolutions has been amended, modified or repealed in any respect, and (c) all of such resolutions are in full force and effect on the First Stage Closing Date; and

     (6) certifying as to the incumbency of each individual who shall execute on behalf of COMCOR-TV any of the Principal Agreements or any document or instrument to be executed in connection herewith or therewith;

     (H) a copy of COMCOR-TV's CBR permission allowing it to receive the Purchaser's Purchase Price in hard currency, if required by Law;

     (I) a copy of the Parent First Share Purchase Agreement, duly executed by COMCOR-TV;

     (J) a copy of COMCOR-TV's decision and report on issuance of securities registered by the FCSM relating to the shares of Common Stock acquired by the Parent in exchange for the Transferred Assets and copies of any other documents required under law in connection therewith;

     (K) a copy of COMCOR-TV's decision on issuance of securities registered by the FCSM relating to the First Stage Purchaser's Shares and copies of any other documents required under law in connection therewith;

     (L) a copy of the Financing Agreement, duly executed by COMCOR-TV;

     (M) a copy of COMCOR-TV's balance sheet, dated the First Stage Closing Date and prepared in accordance with US GAAP, in form and substance reasonably satisfactory to the Purchaser;

     (N) the Financial Statements, as defined in and required under Section 3.4;

     (O) copies of COMCOR-TV's complete records of meetings of shareholders, the Board and committees of the Board, if any, up to the First Stage Closing Date;

     (P) copies of all executed Contracts described in Section 3.14(a) or, if none are available despite COMCOR-TV's reasonable efforts to obtain such true and complete copies, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, dated on or after January 1, 1997;

     (Q) copies of all Insurance Policies of COMCOR-TV currently in effect as specified in Section 3.15;

     (R) copies of all employment agreements as specified in Sections 5.8 and 5.9;

     (S) copies of all documents pursuant to which the General Director has appointed the First Deputy General Director, the Chief Accountant, and the Chief Financial Officer, all of whom are serving as of the First Stage Closing Date; and

     (T) all other previously undelivered documents, instruments and writings required to be delivered by COMCOR-TV at or prior to First Stage Closing pursuant to this Agreement.

     (iv) Deliveries by the Purchaser. At the First Stage Closing, the Purchaser shall deliver:

     (A) to COMCOR-TV, the first portion of the Purchaser's Purchase Price, as set forth in Section 2.2(b)(i). For any cash aspect of such amount, the Purchaser shall provide COMCOR-TV with irrevocable wire transfer instructions. For any in-kind aspects of the Purchaser's Purchase Price, the Purchaser shall execute transfer and acceptance acts with COMCOR-TV;

     (B) to the Parent and COMCOR-TV, a certificate executed by an authorized officer of the Purchaser dated the First Stage Closing Date, certifying that:

     (1) each of the representations and warranties made by the Purchaser in this Agreement are accurate as of the First Stage Closing Date; and

     (2) all covenants, obligations, agreements and conditions required by this Agreement to be complied with or performed by the Purchaser on or prior to the First Stage Closing have been complied with or performed by the Purchaser on or prior to the First Stage Closing Date;

     (C) to COMCOR-TV, a copy of the Purchaser's permission from the MAMP allowing it to purchase the Purchaser's Shares; and

     (D) to COMCOR-TV, a copy of the Purchaser First Share Purchase Agreement, duly executed by the Purchaser.

     (v) The delivery of the documents required to be delivered at the First Stage Closing pursuant to this Agreement shall be deemed to occur simultaneously. No delivery will be effective until each Party has received or waived receipt of all the documents that the Agreement entitles such Party to receive.

     (vi) Without delay, COMCOR-TV shall (A) take all actions and make all such filings with Governmental and Regulatory Authorities which are necessary and/or required as a result of the Purchaser acquiring the First Stage Purchaser's Shares, and (B) take all actions and prepare all documents which are necessary and/or required to register the Purchaser as the owner of the First Stage Purchaser's Shares in the Register.

         (b)  Second Stage Closing

     (i) Time, Place of Second Stage Closing. The Second Stage Closing shall take place at 10:00 a.m. (Moscow time) on the Second Stage Closing Date at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 7 Ulitsa Gasheka, Moscow, Russia, or at such other time and place as agreed to in writing by the Parties. The obligation of the Parties to close is subject to the fulfillment of all obligations specified in this Section 2.5(b); provided, however, that any Party to whom delivery of any of such obligations is owed may in its sole discretion close despite the non-fulfillment of the obligation by any other Party. Purchaser's obligation to purchase the Second Stage Purchaser's Shares is further subject to satisfaction of the following conditions: (A) either the Board shall have determined by Unanimous Approval at the meeting required under
Section 2.3(a)(i) that COMCOR-TV has been conducting its business in accordance with the Plan and decisions of the Board or the Auditors shall have determined that COMCOR-TV has been conducting its business in accordance with the Plan and decisions of the Board pursuant to Section 2.3(b)(i); (B) the representations and warranties by COMCOR-TV and Parent contained in this Agreement are true, complete and correct as of the Second Stage Closing Date; and (C) Parent has purchased the Second Stage Parent's Shares in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Purchaser may in its sole discretion purchase the Second Stage Purchaser's Shares on the Second Stage Closing Date despite the fact that the conditions set forth in this Section 2.5(b)(i) have not been satisfied.

     (ii) Deliveries by the Parent. At the Second Stage Closing, the Parent shall deliver to the Purchaser:

     (A) a copy of the Parent Second Share Purchase Agreement, duly executed by the Parent;

     (B) an opinion from a law firm, serving as counsel to the Parent and COMCOR-TV and reasonably acceptable to the Purchaser and the Parent, addressed to the Purchaser and substantially in the form of Exhibit O hereto;

     (C) a certificate executed by an authorized officer of the Parent dated the Second Stage Closing Date, certifying that:

     (1) each of the representations and warranties made by the Parent in this Agreement are accurate as of the Second Stage Closing Date; and

     (2) all covenants, obligations, agreements and conditions required by this Agreement to be complied with or performed by the Parent on or prior to Second Stage Closing have been complied with or performed by the Parent on or prior to the Second Stage Closing Date;

     (D) a certificate executed by an authorized officer of Parent, dated the Second Stage Closing Date:

     (1) attaching thereto a copy of the resolutions of the Board, certified by an authorized officer of the Parent, authorizing the execution of the Parent Second Share Purchase Agreement and the consummation of the transactions contemplated thereby, which certification shall state that (a) such resolutions have been duly adopted by the Board at a duly convened meeting thereof, and have been adopted by all such other Persons, if any, necessary to give such resolutions full force and effect, (b) none of such resolutions has been amended, modified or repealed in any respect, and (c) all of such resolutions are in full force and effect on the Second Stage Closing Date;

     (2) attaching thereto a copy of the resolutions of the Board, certified by an authorized officer of the Parent, authorizing the execution of any documents required under Section 2.6; and

     (3) certifying as to the incumbency of the individuals who shall execute on behalf of the Parent, the Parent Second Share Purchase Agreement, any document or instrument to be executed in connection therewith, or any documents required under Section 2.6; and

     (E) all other previously undelivered documents, instruments and writings required to be delivered by the Parent at or prior to the Second Stage Closing pursuant to this Agreement.

     (iii) Deliveries by COMCOR-TV. At the Second Stage Closing, COMCOR-TV shall deliver to the Purchaser:

     (A) a receipt for the payment of the second portion of the Purchaser's Purchase Price as specified in Section 2.2(b)(ii) herein, in the form agreed to between the COMCOR-TV and the Purchaser in advance of such payment (if COMCOR-TV is unable to provide a receipt on the Second Stage Closing Date for any cash aspect of such amount, COMCOR-TV shall be obligated to provide a receipt to the Purchaser for such cash contribution within two business days of the Second Stage Closing Date);

     (B) an extract from the Register of COMCOR-TV's shareholders, dated the Second Stage Closing Date, showing that the Parent owns 50% and the Purchaser owns 50% of the issued and outstanding shares of Common Stock of COMCOR-TV;

     (C) a copy of the Parent Second Share Purchase Agreement, duly executed by COMCOR-TV;

     (D) a copy of the Purchaser Second Share Purchase Agreement, duly executed by COMCOR-TV;

     (E) a certificate executed by an authorized officer of COMCOR-TV dated the Second Stage Closing Date, certifying that:

     (1) all covenants, obligations, agreements and conditions required by this Agreement to be complied with or performed by COMCOR-TV on or prior to the Second Stage Closing have been complied with or performed by COMCOR-TV on or prior to the Second Stage Closing Date;

     (2) COMCOR-TV's CBR permission allowing it to receive the Purchaser's Purchase Price in hard currency remains valid, if required by Law, and all requirements relating thereto required by Law have been satisfied; and

     (3) the Charter Capital of COMCOR-TV consists solely of One Hundred Nineteen Thousand Nine Hundred and Ninety Four (119,994) issued shares of Common Stock as of the Second Stage Closing Date or such greater number if additional shares of Common Stock have been issued;

     (F) a certificate executed by an authorized officer of COMCOR-TV, dated the Second Stage Closing Date:

     (1) attaching thereto a copy of the resolutions of the Board, certified by an authorized officer of COMCOR-TV, authorizing the execution of the Parent Second Share Purchase Agreement and the Purchaser Second Share Purchase Agreement and the consummation of the transactions contemplated thereby, which certification shall state that (a) such resolutions have been duly adopted by the Board at a duly convened meeting thereof, and have been adopted by all such other Persons, if any, necessary to give such resolutions full force and effect,
(b) none of such resolutions has been amended, modified or repealed in any respect, and (c) all of such resolutions are in full force and effect on the Second Stage Closing Date; and

     (2) certifying as to the incumbency of each individual who shall execute on behalf of COMCOR-TV the Parent Second Share Purchase Agreement and the Purchaser Second Share Purchase Agreement or any document or instrument to be executed in connection therewith; (G) a copy of COMCOR-TV's decision and report on issuance of securities registered by the FCSM relating to the Second Stage Parent's Shares and any other documents required under law in connection therewith;

     (H) a copy of COMCOR-TV's decision on issuance of securities registered by the FCSM relating to the Second Stage Purchaser's Shares and any other documents required under law in connection therewith;

     (I) a copy of COMCOR-TV's balance sheet, dated the Second Stage Closing Date, in form and substance reasonably satisfactory to the Purchaser;

     (J) the Financial Statements, as defined in and required under Section 3.4;

     (K) copies of COMCOR-TV's complete records of meetings of shareholders, the Board and committees of the Board from the First Stage Closing Date to the Second Stage Closing Date;

     (L) copies of all Contracts described in Section 3.14(a) or, if none are available despite COMCOR-TV's reasonable efforts to obtain such true and complete copies, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, dated between the First Stage Closing Date and the Second Stage Closing Date;

     (M) copies of all Insurance Policies of COMCOR-TV currently in effect as specified in Section 3.15; and

     (N) all other previously undelivered documents, instruments and writings required to be delivered by the Parent at or prior to the Second Stage Closing pursuant to this Agreement.

     (iv) Deliveries by the Purchaser. At the Second Stage Closing, the Purchaser shall deliver:

     (A) to COMCOR-TV, the second portion of the Purchaser's Purchase Price, as set forth in Section 2.2(b)(ii). The Purchaser shall provide COMCOR-TV with irrevocable wire transfer instructions for such amount;

     (B) to the Parent and COMCOR-TV, a certificate executed by an authorized officer of the Purchaser dated the Second Stage Closing Date, certifying that:

     (1) each of the representations and warranties made by the Purchaser in this Agreement are accurate as of the Second Stage Closing Date; and

     (2) the Purchaser's permission from the MAMP allowing it to purchase the Purchaser's Shares is still valid; and

     (C) to COMCOR-TV, a copy of the Purchaser Second Share Purchase Agreement, duly executed by the Purchaser;

     (v) The delivery of the documents required to be delivered at the Second Stage Closing pursuant to this Agreement shall be deemed to occur simultaneously. No delivery will be effective until each Party has received or waived receipt of all the documents that the Agreement entitles such Party to receive.

     (vi) Without delay, COMCOR-TV shall (A) take all actions and make all such filings with Governmental and Regulatory Authorities which are necessary and/or required as a result of the Purchaser acquiring the Second Stage Purchaser's Shares, and (B) take all actions and prepare all documents which are necessary and/or required to register the Purchaser as the owner of the Second Stage Purchaser's Shares in the Register.

     (c) Third Stage Closing

     (i) Time, Place of Third Stage Closing. The Third Stage Closing shall take place at 10:00 a.m. (Moscow time) on the Third Stage Closing Date at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 7 Ulitsa Gasheka, Moscow, Russia, or at such other time and place as agreed to in writing by the Parties. The obligation of the Parties to close is subject to the fulfillment of all obligations specified in this Section 2.5(c); provided, however, that any Party to whom delivery of any of such obligations is owed may in its sole discretion close despite the non-fulfillment of the obligation by any other Party. Purchaser's obligation to purchase the Third Stage Purchaser's Shares is further subject to satisfaction of the following conditions: (A) either the Board shall have determined by Unanimous Approval at the meeting required under Section 2.3(a)(ii) that COMCOR-TV has been conducting its business in accordance with the Plan and decisions of the Board or the Auditors shall have determined that COMCOR-TV has been conducting its business in accordance with the Plan and decisions of the Board pursuant to Section 2.3(b)(ii); (B) the representations and warranties by COMCOR-TV and Parent contained in this Agreement are true, complete and correct as of the Third Stage Closing Date; and (C) Parent has purchased the Third Stage Parent's Shares in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Purchaser may in its sole discretion purchase the Third Stage Purchaser's Shares on the Third Stage Closing Date despite the fact that the conditions set forth in this Section 2.5(c)(i) have not been satisfied.

     (ii) Deliveries by the Parent. At the Third Stage Closing, the Parent shall deliver to the Purchaser:

     (A) a copy of the Parent Third Share Purchase Agreement, duly executed by Parent;

     (B) an opinion from a law firm, serving as counsel to the Parent and COMCOR-TV and reasonably acceptable to the Purchaser and the Parent, addressed to the Purchaser and substantially in the form of Exhibit O hereto;

     (C) a certificate executed by an authorized officer of the Parent dated the Third Stage Closing Date, certifying that:

     (1) each of the representations and warranties made by the Parent in this Agreement are accurate as of the Third Stage Closing Date; and

     (2) all covenants, obligations, agreements and conditions required by this Agreement to be complied with or performed by the Parent on or prior to Third Stage Closing have been complied with or performed by the Parent on or prior to the Third Stage Closing Date;

     (D) a certificate executed by an authorized officer of Parent, dated the Third Stage Closing Date:

     (1) attaching thereto a copy of the resolutions of the board of directors of the Parent, certified by an authorized officer of the Parent, authorizing the execution of the Parent Third Share Purchase Agreement and the consummation of the transactions contemplated thereby, which certification shall state that (a) such resolutions have been duly adopted by board of directors of the Parent at a duly convened meeting thereof, and have been adopted by all such other Persons, if any, necessary to give such resolutions full force and effect, (b) none of such resolutions has been amended, modified or repealed in any respect, and (c) all of such resolutions are in full force and effect on the Third Stage Closing Date;

     (2) attaching thereto a copy of the resolutions of the Board, certified by an authorized officer of the Parent, authorizing the execution of any documents required under Section 2.6; and

     (3) certifying as to the incumbency of the individuals who shall execute on behalf of the Parent, the Parent Third Share Purchase Agreement, any document or instrument to be executed in connection therewith, or any documents required under Section 2.6;

     (E) evidence, reasonably acceptable to the Purchaser, of all amounts that would have been due under the Lease Agreement which were not made by COMCOR-TV to the Parent up to the Parent's Third Stage Purchase Date;

     (F) evidence, reasonably acceptable to the Purchaser, of all payments made by the Parent for certain personnel as agreed to by the Parties to be used by COMCOR-TV pursuant to Section 5.23 herein; and

     (G) all other previously undelivered documents, instruments and writings required to be delivered by the Parent at or prior to the Third Stage Closing pursuant to this Agreement.

     (iii) Deliveries by COMCOR-TV. At the Third Stage Closing, COMCOR-TV shall deliver to the Purchaser:

     (A) a receipt for the payment of the third portion of the Purchaser's Purchase Price as specified in Section 2.2(b) herein, in the form agreed to between the COMCOR-TV and the Purchaser in advance of such payment (if COMCOR-TV is unable to provide a receipt on the Third Stage Closing Date for any cash aspect of such amount, COMCOR-TV shall be obligated to provide a receipt to the Purchaser for such cash contribution within two business days of the Third Stage Closing Date);

     (B) an extract from the Register of COMCOR-TV's shareholders, dated the Third Stage Closing Date, showing that the Parent owns 50% and the Purchaser owns 50% of the issued and outstanding shares of Common Stock of COMCOR-TV;

     (C) a copy of the Parent Third Share Purchase Agreement, duly executed by COMCOR-TV;

     (D) a copy of the Purchaser Third Share Purchase Agreement, duly executed by COMCOR-TV;

     (E) a certificate executed by an authorized officer of COMCOR-TV dated the Third Stage Closing Date, certifying that:

     (1) all covenants, obligations, agreements and conditions required by this Agreement to be complied with or performed by COMCOR-TV on or prior to the Third Stage Closing have been complied with or performed by COMCOR-TV on or prior to the Third Stage Closing Date;

     (2) COMCOR-TV's CBR permission allowing it to receive the Purchaser's Purchase Price in hard currency remains valid, if required by Law and all requirements relating thereto required by Law have been satisfied; and

     (3) the Charter Capital of COMCOR-TV consists solely of Three Hundred Fifty Nine Thousand Nine Hundred and Eighty Two (359,982) issued shares of Common Stock as of the Third Stage Closing Date or such greater number if additional shares of Common Stock have been issued;

     (F) a certificate executed by an authorized officer of COMCOR-TV, dated the Third Stage Closing Date:

     (1) attaching thereto a copy of the resolutions of the Board, certified by an authorized officer of COMCOR-TV, authorizing the execution of the Parent Third Share Purchase Agreement and Purchaser Third Share Purchase Agreement and the consummation of the transactions contemplated thereby, which certification shall state that (a) such resolutions have been duly adopted by the Board at a duly convened meeting thereof, and have been adopted by all such other Persons, if any, necessary to give such resolutions full force and effect, (b) none of such resolutions has been amended, modified or repealed in any respect, and (c) all of such resolutions are in full force and effect on the Third Stage Closing Date; and

     (2) certifying as to the incumbency of each individual who shall execute on behalf of COMCOR-TV the Purchaser Third Share Purchase Agreement or any document or instrument to be executed in connection therewith;

     (G) a copy of COMCOR-TV's decision and report on issuance of securities registered by the FCSM relating to the Third Stage Parent's Shares and any other documents required under law in connection therewith;

     (H) a copy of COMCOR-TV's decision on issuance of securities registered by the FCSM relating to the Third Stage Purchaser's Shares and any other documents required under law in connection therewith;

     (I) a copy of COMCOR-TV's balance sheet, dated the Third Stage Closing Date, in form and substance reasonably satisfactory to the Purchaser;

     (J) the Financial Statements, as defined in and required under Section 3.4;

     (K) copies of COMCOR-TV's complete records of meetings of shareholders, the Board and committees of the Board from the Second Stage Closing Date to the Third Stage Closing Date;

     (L) copies of all Contracts described in Section 3.14(a) or, if none are available despite COMCOR-TV's reasonable efforts to obtain such true and complete copies, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, dated between the Second Stage Closing Date and the Third Stage Closing Date;

     (M) copies of all Insurance Policies of COMCOR-TV currently in effect as specified in Section 3.15; and

     (N) all other previously undelivered documents, instruments and writings required to be delivered by the Parent at or prior to the Third Stage Closing pursuant to this Agreement.

     (iv) Deliveries by the Purchaser. At the Third Stage Closing, the Purchaser shall deliver:

     (A) to COMCOR-TV, the third portion of the Purchaser's Purchase Price, as set forth in Section 2.2(b)(iii). The Purchaser shall provide the Parent and COMCOR-TV with irrevocable wire transfer instructions for such amount;

     (B) to the Parent and COMCOR-TV, a certificate executed by an authorized officer of the Purchaser dated the Third Stage Closing Date, certifying that:

     (1) each of the representations and warranties made by the Purchaser in this Agreement are accurate as of the Third Stage Closing Date; and

     (2) the Purchaser's permission from the MAMP allowing it to purchase the Purchaser's Shares is still valid; and

     (C) to COMCOR-TV, a copy of the Purchaser Third Share Purchase Agreement, duly executed by the Purchaser.

     (v) The delivery of the documents required to be delivered at the Third Stage Closing pursuant to this Agreement shall be deemed to occur simultaneously. No delivery will be effective until each Party has received or waived receipt of all the documents that the Agreement entitles such Party to receive.

     (vi) Without delay, COMCOR-TV shall (A) take all actions and make all such filings with Governmental and Regulatory Authorities which are necessary and/or required as a result of the Purchaser acquiring the Third Stage Purchaser's Shares, and (B) take all actions and prepare all documents which are necessary and/or required to register the Purchaser as the owner of the Third Stage Purchaser's Shares in the Register.

2.6      Transfer of Common Stock by Parent to Purchaser

     (a) If, for whatever reason, during the period between the First Stage Closing Date and the Second Stage Closing Date, the Parent is issued more than 39,998 shares of Common Stock, then the Parent shall be obliged to immediately sell half of the number of shares of Common Stock it receives in excess of 39,998 shares of Common Stock to Purchaser at a price of one ruble per share.

     (b) If, for whatever reason, during the period between the Second Stage Closing Date and the Third Stage Closing Date, the Parent is issued more than 119,994 shares of Common Stock, then the Parent shall be obliged to immediately sell half of the number of shares of Common Stock it receives in excess of 119,994 shares of Common Stock to Purchaser at a price of one ruble per share.

     (c) If Parent is  required  to sell  shares of Common  Stock  under  either
Section 2.6(a) or 2.6(b), then Parent shall without delay take all such actions and execute all documents which are necessary and/or required to effectuate the sale of such shares of Common Stock to Purchaser so that Purchaser shall have good and valid title to such shares of Common Stock.

     (d) If Parent is required to transfer  shares of Common  Stock under either
Section 2.6(a) or 2.6(b), then COMCOR-TV shall without delay take all such actions, give any notices and make all such filings which are necessary and/or required to reflect in the Register Purchaser as owner of such shares of Common Stock.

2.7      Excluded Liabilities

     The Purchaser has not agreed to pay, shall not be required to assume and shall have no liability or obligation with respect to any Excluded Liabilities, and the Parent agrees that it (a) will take all actions and do all things necessary to ensure that the Purchaser is not liable for any Excluded Liabilities, (b) will refrain from taking any action and will not allow or permit any action to occur in connection with which the Purchaser could reasonably be expected to be liable for any of the Excluded Liabilities, and (c) will indemnify the Purchaser Group and hold each member thereof harmless from and against any of the Excluded Liabilities.

2.8      Deferred Share

     (a) The Purchaser and the Parent agree that as of the First Stage Closing, the Purchaser and the Parent shall enter into the Deferred Share Purchase Agreement and the Parent shall execute the Deferred Share Voting Power of Attorney. The Purchaser and the Parent agree that as of the First Stage Closing, the Parent shall be reflected in the Register as the owner of the Deferred Share with a notation that the Deferred Share is subject to the Deferred Share Voting Power of Attorney. The Deferred Share Purchase Agreement shall provide, among other things, that the Parent shall sell to the Purchaser and the Purchaser shall buy from the Parent the Deferred Share at the date six months after the First Stage Closing Date for a cost of 10 rubles. In connection therewith, at the First Stage Closing, the Parent shall provide the Purchaser with the Deferred Share Transfer Acceptance Act duly executed by authorized officers of the Parent and in the form attached hereto as Exhibit F, and any other documents required by the Registrar to register the Deferred Share in the Purchaser's name.

     (b) At any time after the First Stage Closing Date, each of the Parent and COMCOR-TV shall provide without delay to Purchaser any additional necessary documents for re-registering the Deferred Share which become necessary after the First Stage Closing Date. Upon Purchaser's acquisition of the Deferred Share under the Deferred Share Purchase Agreement, each of Parent and COMCOR-TV agree to take all actions necessary to re-register the Deferred Share in the Purchaser's name in the Register.

     (c) At the First Stage Closing, the Parent shall issue to Purchaser the Deferred Share Power of Attorney, which shall provide, among other things, that the Purchaser shall have the authority on behalf of Parent to take all actions necessary to re-register the Deferred Share in the Purchaser's name in the Register upon the Purchaser's acquisition of the Deferred Share.

     (d) The Deferred Share Voting Power of Attorney shall provide, among other things, that until (i) the Purchaser has acquired the Deferred Share and (ii) the Deferred Share has been re-registered in the Register as being owned by the Purchaser (the "Deferred Share Transfer"), the Parent grants the Purchaser the right to vote the Deferred Share in the event a general meeting of shareholders, whether annual or extraordinary, is required to be called or held by COMCOR-TV prior to completion of the Deferred Share Transfer.

     (e) As reflected in Item 12 of Exhibit P hereto, the Parties hereby agree that the Charter shall be amended prior to the First Stage Closing Date to require that prior to the completion of the Deferred Share Transfer, any decisions of the shareholders of COMCOR-TV must be determined by unanimous approval, which unanimous approval must include the votes of both Parent and Purchaser. The Parties agree to amend the Charter after the completion of the Deferred Share Transfer to remove such amendment.

2.9      Failure to Make Capital Contributions

     If either Party fails to make a capital contribution as provided in Section 2 on the date when it is required to make such contribution, such Party shall be required to pay a penalty to COMCOR-TV for each day such capital contribution is delayed, which penalty shall be the amount calculated as the percentage of the amount or value (in dollars or rubles) overdue which on an annual basis would equal 10% per annum. The sum of all daily penalties under this Section 2.9 for a particular overdue contribution shall not exceed 10% of the total overdue contribution. For the avoidance of doubt, the daily penalty for an overdue contribution pursuant to this Section 2.9 shall be derived as follows:

     AB/365

     where A equals 10% and B equals the total overdue contribution.

     ARTICLE III: REPRESENTATIONS AND WARRANTIES OF THE PARENT AND COMCOR-TV

     Each of the Parent and COMCOR-TV hereby represents and warrants to the Purchaser that the following statements are true, complete and correct as of the date hereof and as of each of the Closing Dates (representations and warranties relating to the Parent shall be deemed to be made by the Parent, and representations and warranties relating to COMCOR-TV and all other representations and warranties made in this Article III shall be deemed to be made by each of the Parent and COMCOR-TV on a joint and several basis, except those relating to the Parent only):

3.1      Organization; Charter and Board Rules; Board Members

     (a) The Parent is an open joint stock company and COMCOR-TV is a closed joint stock company and each has been duly organized, is validly existing as a legal entity properly organized, registered and existing under the laws of the Russian Federation, with full corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its respective Assets and Properties, and is not required to be qualified as a foreign corporation or other entity authorized to do business in any other jurisdiction.

     (b) Attached as Schedule 3.1(b) is a complete and correct copy of COMCOR-TV's Charter as in effect on the date hereof, reflecting each of the terms set forth in Exhibit P. Such Charter has been duly registered with the MRC. Such Charter has not been amended, modified or repealed in any respect, all of its provisions are in full force and effect on the date hereof, and there are no resolutions approving any amendments to such Charter.

     (c) Attached as Schedule 3.1(c) is a complete and correct copy of COMCOR-TV's Board Rules as in effect on the date hereof, reflecting each of the terms set forth in Exhibit C. Such Board Rules have not been amended, modified or repealed in any respect, and all of the provisions thereof are in full force and effect on the date hereof.

     (d) As of each of the Closings, the Board has two Nominees of Purchaser and two Nominees of Parent as duly elected members. Attached as Schedule 3.1(d) is a complete and correct list of each of the members of the Board immediately preceding each of the Closings.

3.2      Authority; No Conflict

     (a) Each of the Parent and COMCOR-TV has full power and authority to execute and deliver this Agreement and the other Principal Agreements to which it is a party.

     (b) This Agreement and the other Principal Agreements to which the Parent or COMCOR-TV is a party have been duly and validly authorized, executed and delivered by the Parent or COMCOR-TV, as the case may be, and constitute the legal, valid and binding obligations of the Parent or COMCOR-TV, as the case may be, enforceable against the Parent or COMCOR-TV, as the case may be, in accordance with their terms, subject to any Law Affecting Creditors' Rights.

     (c) The execution, delivery and performance by the Parent or COMCOR-TV of this Agreement and the other Principal Agreements to which the Parent or COMCOR-TV, as the case may be, is a party, compliance by the Parent or COMCOR-TV, as the case may be, with all of the provisions hereof and thereof and the consummation by the Parent or COMCOR-TV, as the case may be, of the transactions contemplated hereby and thereby:

     (i) will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter of the Parent or the Charter, as the case may be,

     (ii) subject to obtaining the third party consents referred to in Schedule 3.2(c), will not conflict with or constitute a breach of any Contract or License to which the Parent or COMCOR-TV is a party as of the date of this Agreement or each of the Closing Dates or by which the Parent or COMCOR-TV or any of their respective Assets and Properties are bound, and

     (iii) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 3.2(c) hereto, will not violate or conflict with any Orders or Laws applicable to the Parent or COMCOR-TV or any of their respective Assets and Properties, except, in the case of clause (c), any conflict, breach, violation, failure to obtain consent or approval or make any filing or give any notice, which would not have a Material Adverse Effect on the Parent or COMCOR-TV.

3.3      Charter Capital of COMCOR-TV; Authorized Share Capital

     (a) As of each of the Closing Dates, the Charter Capital of COMCOR-TV consists solely of the number of issued shares of Common Stock as specified in the certificates delivered by COMCOR-TV to Purchaser at each of the Closings as described in Sections 2.5(a)(iii)(F), 2.5(b)(iii)(E) and 2.5(c)(iii)(E) of this Agreement.

     (b) All of the issued and outstanding shares of Common Stock (i)have been duly authorized and validly issued, (ii)are fully paid and non-assessable,
(iii)except as contemplated by the provision in the Charter granting preemptive rights to each of the Parent and the Purchaser (and their respective Affiliates) in connection with any New Issuance (the "Charter Preemptive Right"), are not subject to any preemptive or similar rights with respect to the Parent or COMCOR-TV, (iv)were properly registered with the appropriate Governmental or Regulatory Authorities competent for registration of the issue of such shares and (v) are free and clear of all Liens. The Purchaser's Shares (i)are duly authorized and at each of the Closings are validly issued, (ii) upon each of the Closings are fully paid and non-assessable, (iii)except as contemplated by the Charter Preemptive Right, are not subject to any preemptive or similar rights with respect to the Parent or COMCOR-TV, (iv) are on each of the Closing Dates properly registered with the appropriate Governmental or Regulatory Authorities competent for registration of the issue of such Purchaser's Shares and (v) are free and clear of all Liens. All of the shares of COMCOR-TV, including the Purchaser's Shares, are uncertificated. As of each of the Closings, COMCOR-TV has transferred to the Purchaser good and valid title to the relevant Purchaser's Shares, respectively, free and clear of all Liens, and the Purchaser's shareholding with respect to the Purchaser's Shares are correctly and properly entered into the shareholder register of COMCOR-TV. (c) Except as contemplated by the Charter or this Agreement, neither the Parent nor COMCOR-TV are bound by, nor have either of them granted, issued or made or agreed to grant, issue or make any warrants, options, subscription rights or any other commitments of any character relating to COMCOR-TV's issued or unissued shares, nor is there any Contract providing for the amendment of the Charter (or similar governing documents) of COMCOR-TV so as to increase the amount of the authorized capital stock of COMCOR-TV; and except for this Agreement, neither the Parent nor COMCOR-TV is a party to any voting trust or other Contract with respect to the voting of the capital of COMCOR-TV. (d) After giving effect to each of the issuances to the Purchaser of the Purchaser's Shares at each of the Closings, the Parent and the Purchaser shall each own 50% of the issued and outstanding Common Stock of COMCOR-TV, except that for a period of time after the First Stage Closing, the equity interests in COMCOR-TV of the Parent and the Purchaser may differ in connection with the status of the Deferred Share in accordance with Section 2.8. 3.4 Financial Statements (a) Prior to the execution of this Agreement and as of each of the Closing Dates, the Parent has delivered to the Purchaser true and complete copies of the following financial statements of COMCOR-TV (the "Financial Statements"): (i) with respect to the First Stage Closing Date, COMCOR-TV's most recent balance sheet; (ii) with respect to the Second Stage Closing Date and the Third Stage Closing Date, COMCOR-TV's most recent (i) balance sheet, (ii) income statement, and (iii) statement of cash flows; and (iii) with respect to each of the Closing Dates, COMCOR-TV's most recent financial statements that are required under Russian Law. (b) Except as disclosed therein: (i) all Financial Statements specified in Sections 3.4(a)(i) and 3.4(a)(ii) herein were prepared by PricewaterhouseCoopers in accordance with US GAAP, subject in the case of unaudited Financial Statements to normal year-end adjustments and the absence of notes to such Financial Statements; (ii) all Financial Statements specified in Section 3.4(a)(iii) herein were prepared in accordance with applicable Russian Law and Russian accounting requirements; and (iii) all Financial Statements specified in Sections 3.4(a)(i)-(iii) herein present fairly the financial position, and results of operations of COMCOR-TV, and changes in financial position of COMCOR-TV at the dates for the periods to which they apply. 3.5 Records COMCOR-TV maintains accurate and complete records of all meetings held of, and corporate action by, the general meeting of shareholders of COMCOR-TV, the Board, and committees of the Board, if any, and no meeting of any such general meeting of shareholders, Board or committee has been held for which minutes have not been prepared and are maintained by COMCOR-TV. A true and complete copy of each minutes of each such meeting has been provided to the Purchaser prior to the date hereof and prior to each of the Closing Dates. 3.6 Title to Property; Encumbrances (a) Immediately prior to each of the transfers of the Transferred Assets and the Additional Transferred Assets, the Parent had good and valid title to each of the Transferred Assets and Additional Transferred Assets, as the case may be, free and clear of any Liens (except Permitted Liens). Good and valid title to each of the Transferred Assets and the Additional Transferred Assets was transferred by the Parent to COMCOR-TV, free and clear of any Liens (except Permitted Liens) at the relevant Closing. COMCOR-TV has good and valid title to each of the Transferred Assets and, as of each relevant Closing to each of the Additional Transferred Assets, free and clear of all Liens, except Permitted Liens. No default has occurred or is continuing in respect of any of the Transferred Assets or the Additional Transferred Assets (b) COMCOR-TV has good and valid title to each of its Assets and Properties free and clear of any Liens (except Permitted Liens). No default has occurred or is continuing in respect of any of its Assets and Properties.
3.7 Condition and Sufficiency of the Transferred Assets, the Additional Transferred Assets and the Assets and Properties of COMCOR-TV (a) Each of the Transferred Assets and the Additional Transferred Assets are structurally sound, are in good operating condition and repair, and are adequate for the uses for which they are being put, and none of such Transferred Assets nor such Additional Transferred Assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or in cost. (b) The Assets and Properties of the COMCOR-TV are structurally sound, are in good operating condition and repair, and are adequate for the uses for which they are being put, and none of such Assets and Properties is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or in cost. (c) Each of the Transferred Assets, the Additional Transferred Assets, and the Assets and Properties of the COMCOR-TV are appropriate to be used for the purposes of COMCOR-TV's business and operations as contemplated by the Plan and the Strategic Agreement. 3.8 Accounts Receivable The accounts and notes receivable of COMCOR-TV reflected on the balance sheet included in the Financial Statements, and all accounts and notes receivable arising subsequent to the First Stage Closing Date, (a)arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (b)to the Knowledge of the Parent and COMCOR-TV are legal, valid and binding obligations of the respective debtors generally enforceable in accordance with their terms, (c)are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the balance sheet included in the Financial Statements, and (d)are not the subject of any actions or proceedings brought by or on behalf of the Parent or COMCOR-TV. 3.9 No Undisclosed Liabilities Except as disclosed in Schedule 3.9, (a)there is no Indebtedness of COMCOR-TV, (b)there are no Liens (other than Permitted Liens) on any of the Assets and Properties of COMCOR-TV (including any of the Transferred Assets and the Additional Transferred Assets), and (c)there are no Liabilities against, relating to or affecting the Assets and Properties of COMCOR-TV (including any of the Transferred Assets and Additional Transferred Assets), other than Indebtedness, Liens and Liabilities incurred in the ordinary course of business consistent with past practice which in the aggregate are not material to the Business or Condition of COMCOR-TV. 3.10 Taxes Except as disclosed in Schedule 3.10, COMCOR-TV (and the Parent in relation to any Tax due which affects, or which could reasonably be expected to affect, any of the Transferred Assets or Additional Transferred Assets) has duly filed with the appropriate taxing authorities (or has received an extension for filing with respect to) all Tax Documents required to be filed by it, and each such Tax Document was, when filed, accurate and complete in all material respects; and COMCOR-TV (and the Parent in relation to any Tax due which affects, or which could reasonably be expected to affect any of the Transferred Assets or the Additional Transferred Assets) has duly paid, on time, or has made adequate reserves for, or has contested in good faith, all Taxes required to be paid or remitted by it or levied against it, and no material Tax deficiency is currently asserted against COMCOR-TV (or against the Parent in relation to any Tax due which affects, or which could reasonably be expected to affect any of the Transferred Assets or the Additional Transferred Assets). 3.11 No Material Adverse Effect Except as disclosed in Schedule 3.11, except for the execution and delivery of this Agreement and the other Principal Agreements and the transactions contemplated hereby and thereby, since the First Stage Closing Date, there has not been any Material Adverse Effect in the operations, Assets or Properties (including any of the Transferred Assets or the Additional Transferred Assets), Liabilities, or Business or Condition of COMCOR-TV which, individually or in the aggregate, would constitute a Material Adverse Effect in the operations, Assets or Properties (including any of the Transferred Assets or the Additional Transferred Assets), Liabilities or Business or Condition of COMCOR-TV, taken as a whole. 3.12 Governmental Approvals and Filings. Except as disclosed in Schedule 3.12, the execution, delivery and performance by the Parent and COMCOR-TV of this Agreement and the other Principal Agreements to which the Parent or COMCOR-TV is a party, the compliance by the Parent and COMCOR-TV with all of the provisions hereof and thereof, and the consummation of the transactions by the Parent and COMCOR-TV contemplated hereby and thereby will not require any consent, approval, authorization or other order of any Governmental or Regulatory Authority. 3.13 Litigation (a) Except as disclosed in
Schedule 3.13, there is no Action or Proceeding pending or, to the Knowledge of the Parent and COMCOR-TV, threatened which will result in, orwould reasonably be expected to result in, the issuance of an Order which (i) questions the validity of this Agreement or any of the other Principal Agreements or any action taken or to be taken pursuant hereto or thereto; (ii)restrains, enjoins or otherwise prohibits or makes illegal consummation of any of the transactions contemplated by this Agreement or any of the other Principal Agreements;
(iii)otherwise results in a material impairment of the Purchaser's rights under this Agreement or any of the other Principal Agreements to which the Purchaser is a party; (iv) would adversely affect the value of the Common Stock owned by the Purchaser or any of the Transferred Assets, the Additional Transferred Assets or Assets and Properties of COMCOR-TV; (v)if determined adversely to the Parent, could reasonably be expected to result in (A)any injunction or other equitable relief against such Person that would interfere in any material
respect  with  the  business  or   operations  or  (B)Losses  by  such  Person,
individually or in the aggregate, in excess of US$100,000; or (vi) if determined adversely to COMCOR-TV, could reasonably be expected to result in (A)any injunction or other equitable relief against such Person that would interfere in any material respect with the business or operations or (B)Losses by such Person. (b) There are no facts or circumstances Known to the Parent or COMCOR-TV that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; (c) There are no material Orders outstanding against COMCOR-TV or which relate to any of the Transferred Assets or the Additional Transferred Assets. (d) Neither the Parent nor COMCOR-TV has any material Liability (and there is no basis for any present or future Actions or Proceedings against it giving rise to any Liability) arising out of any injury to Persons or property as a result of any service rendered by COMCOR-TV. 3.14 Contracts and Commitments (a) Schedule 3.14(a) contains a true and complete list of all Contracts (true and complete copies of which or, if none are available despite the Parent's or COMCOR-TV's reasonable efforts to obtain such true and complete copies, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to the Purchaser prior to the date hereof, as applicable), dated on or after January 1, 1997, to which COMCOR-TV is a party or which comprise any of the Transferred Assets or the Additional Transferred Assets or by which any of COMCOR-TV's Assets and Properties or by which any of the Transferred Assets or the Additional Transferred Assets are bound which involve an obligation of COMCOR-TV or the Parent to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any Person. (b) Neither the Parent nor COMCOR-TV has received any notice of default in connection with the performance of any obligation, Contract, agreement or condition contained in any bond, debenture, note or any other evidence of Indebtedness or in any other Contract, agreement, indenture or instrument constituting any of the Transferred Assets or the Additional Transferred Assets or to which COMCOR-TV is a party, by which COMCOR-TV or its respective Assets and Properties are bound, or by which any of the Transferred Assets or any of the Additional Transferred Assets are bound. (c) Schedule 3.14(c) contains a true and complete list of COMCOR-TV's existing commitments and obligations to purchase any goods and to retain any services, including with respect to the Transferred Assets or the Additional Transferred Assets. 3.15 Insurance All of the Assets and Properties presently owned by COMCOR-TV (including, without limitation, each of the Transferred Assets or the Additional Transferred Assets), are insured against loss pursuant to an insurance policy (each such policy, an "Insurance Policy" and, collectively, the "Insurance Policies"). Each Insurance Policy is in full force and effect, all premiums with respect thereto have been paid to the extent due, and no notice of cancellation or termination has been received with respect to any such policy, other than any policy that will be replaced or is intended to be replaced prior to the expiration thereof by policies providing substantially the same coverage from an insurer that is financially sound and reputable. The Insurance Policies provide COMCOR-TV with adequate insurance coverage against the risks involved in the conduct of its business and ownership of the Assets and Properties owned thereby. The coverage provided by the Insurance Policies is not less than the coverage customary in the Parent's or COMCOR-TV's industry, as applicable, and will not in any way be affected by or terminate or lapse by reason of the consummation of the transactions contemplated by this Agreement or any of the other Principal Agreements. 3.16 Licenses; MFON (a) Schedule 3.16(a) lists all Licenses held by COMCOR-TV as of each of the Closing Dates. Each such License is valid, binding and in full force and effect. No Person has infringed upon or misappropriated any such License. COMCOR-TV owns good and valid title to each such License. COMCOR-TV has obtained all the required approvals and complied with all the necessary procedures in order for the Licenses listed on Schedule 3.16(a) to be valid, binding and in full force and effect. The Licenses listed on Schedule 3.16(a) are operative and COMCOR-TV has taken all necessary steps in order to conduct its business and own, lease, and operate its Assets and Properties under the Licenses listed on Schedule 3.16(a). The Licenses listed on
Schedule  3.16(a) are  sufficient  (i) to own,  lease,  and operate  COMCOR-TV's
Assets and Properties and the Transferred Assets and Additional Transferred Assets, (ii) to prevent others from infringing on COMCOR-TV's use of its Assets and Properties and the Transferred Assets and Additional Transferred Assets, and
(iii)  to  allow  COMCOR-TV  to  conduct  the  activities   listed  on  Schedule
3.16(a)(iii), such activities falling within the scope of the Plan and the Strategic Agreement, except where the failure to have any such Licenses would not have a Material Adverse Effect on COMCOR-TV. (b) COMCOR-TV has fulfilled and performed all of its material obligations with respect to all of such Licenses and no event has occurred which allows, or after notice or lapse of time would allow, suspension, revocation or termination of any such License or results in any other material impairment of the rights of the holder or any such License, except where such would not have a Material Adverse Effect on COMCOR-TV nor have a Material Adverse Effect on the Business and Condition of COMCOR-TV as contemplated to be operated by the Purchaser and the Parent from and after each of the Closing Dates. (c) Except as otherwise set forth in Schedule 3.16(c), no such License of COMCOR-TV contains any restrictions that have or that COMCOR-TV could reasonably expect to have a Material Adverse Effect on COMCOR-TV or a Material Adverse Effect on the Business and Condition of COMCOR-TV as contemplated to be operated pursuant to the Plan or the Strategic Agreement. (d)
Schedule 3.16(d) contains a correct and complete graphic depiction of the MFON as in operation as of each of the Closing Dates. The Parent owns and operates the MFON, and the MFON has been funded in accordance with applicable law. (i) The Parent has good and valid title to all Parent Licenses; (ii) all Parent Licenses are valid and in full force and effect; (iii) the Parent Licenses are sufficient to lawfully own and operate the MFON and for Parent to provide services utilizing the MFON, as contemplated by the Plan and the Strategic Agreement. (e) COMCOR-TV has all Licenses necessary to provide services to its subscribers immediately as of the First Stage Closing Date in the municipal district of "Khamovniki" of the Central Administrative District of the city of Moscow, and in the municipal districts of "Chertanovo North," "Chertanovo Central" and "Chertanovo South" of the Southern Administrative District of the city of Moscow as specified in the Plan and the Strategic Agreement. 3.17 Environmental Matters Neither the Parent nor COMCOR-TV has violated any
Environmental Law which might reasonably be expected to result in a Material Adverse Effect on COMCOR-TV or have a Material Adverse Effect on any of the Transferred Assets or the Additional Transferred Assets. 3.18 Employees and Agents; Labor Relations. (a) Schedule 3.18(a) sets forth (a) a list of the names and job titles/descriptions of all employees of COMCOR-TV, including (without limitation) all of the employees which have been transferred or will be transferred on or before each of the Closing Dates from the employ of the Parent to the employ of COMCOR-TV (the "Transferred Employees") and (b) a list of each such person's annual compensation (including fringe benefits) and the amounts and descriptions of such compensation, including an indication of whether any Benefit Plans are applicable to such employees. As of each of the Closing Dates, each of the employees listed on Schedule 3.18(a) shall be an employee of COMCOR-TV and shall have an employment agreement with COMCOR-TV. The Parent has taken all action necessary to secure each such person's employment with COMCOR-TV in accordance with all applicable Laws. As of each of the Closing Dates, none of the employees listed on Schedule 3.18(a) shall have any accrued severance benefits, accrued vacation time or bonuses or salary payable in respect of any prior employment. Neither the Parent nor COMCOR-TV has violated any applicable Russian or foreign, including in each instance federal, state or local Law (including, but not limited to, Laws relating to discrimination in the hiring, promotion or pay of employees), which could reasonably be expected to result in any Material Adverse Effect on COMCOR-TV. No labor strike, dispute, disturbance, lockout, slowdown or stoppage of employees of the Parent or COMCOR-TV exists and, to the Knowledge of the Parent and COMCOR-TV, no such action is imminent. (b) Except as disclosed in Schedule 3.18(b), COMCOR-TV does not have and has not had in the past any Benefit Plan. (c) Neither the Parent nor COMCOR-TV is a party to any collective bargaining agreement or other contract to or with any labor union, employee representative or group of employees. The Parent's and COMCOR-TV's employment of each of their respective employees is terminable at will without any penalty or severance obligation of any kind on the part of the Parent or COMCOR-TV, as the case may be. 3.19 No Dividends, Sale of Assets, Etc. Except as disclosed in Schedule 3.19, there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of the Common Stock of COMCOR-TV, or any direct or indirect redemption, purchase or other acquisition by COMCOR-TV of any such stock or ownership interests; any sale, assignment, transfer or other disposition of any tangible or intangible asset by COMCOR-TV other than in the ordinary course of business; or any amendment, termination or waiver of any right of COMCOR-TV. 3.20 Transactions with Affiliates Except as set forth in
Schedule 3.20, COMCOR-TV has not entered into any Contracts or other transactions with or on behalf of any of its Affiliates or any of the Parent's Affiliates. 3.21 Exclusivity Neither the Parent, COMCOR-TV nor any of their respective Affiliates is a party to, subject to, or bound by any non-competition, nondisclosure, exclusive dealing or similar agreement which in any way restricts the operation of COMCOR-TV's business which would be binding upon COMCOR-TV after any of the Closing Dates. 3.22 Business and Purpose of COMCOR-TV The Transferred Assets, the Additional Transferred Assets and the Assets and Properties of COMCOR-TV are sufficient to enable COMCOR-TV to conduct its business in all respects as heretofore conducted and are appropriate to be used for purposes contemplated by the Plan and the Strategic Agreement. 3.23 Banks Schedule 3.23 is a true and complete list of all banks or other financial institutions in which COMCOR-TV has an account, line of credit or safe deposit box, showing a description of each such account, line of credit or safe deposit box. All accounts and lines of credit of COMCOR-TV require (i) the signature of each of the General Director, the Chief Accountant and the Chief Financial Officer for withdrawals over US$25,000 or the ruble equivalent thereof and (ii) Unanimous Approval in order to close the account or change the authorized signatories on the account or line of credit. 3.24 Absence of Certain Commercial Practices Neither the Parent, COMCOR-TV nor any director, officer, agent, employee or other person associated with or acting on behalf of COMCOR-TV
(i) has used any corporate funds for any unlawful contributions, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful payment to any governmental official or employee from corporate funds; (iii) to the Knowledge of the Parent and COMCOR-TV, has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of COMCOR-TV. 3.25 Trademarks, Trade Names and Copyrights To the Knowledge of the Parent and COMCOR-TV, Schedule 3.25 hereto sets forth a true and complete description and ownership of all Intellectual Property owned by COMCOR-TV, and a true and complete description of all Intellectual Property transferred by the Parent to COMCOR-TV prior to the date hereof. All of such Intellectual Property, is owned by COMCOR-TV, free and clear of any Liens or other encumbrances on title. No third party is using or has the right to use any such Intellectual Property. 3.26 Year 2000 Compliance None of the hardware, software and equipment (including, but not limited to, embedded process devices and any of the Transferred Assets or any of the Additional Transferred Assets comprising hardware, software or equipment) used by the Parent or COMCOR-TV: (a) will cause any interruption in normal business or processes when required to process or use data from more than one century or when the actual date reaches January 1, 2000; (b) will incorrectly manage or manipulate data involving dates, including single century formulas and multi-century formulas, or cause an application to abnormally end or generate incorrect values or invalid results when required to process such dates or when the actual date reaches January 1, 2000; (c) will not allow all date-related user interfaces and data fields to include the indication of a century if it is significant for operations; and (d) will not allow all output and results, in any form, to be generated with an indication of a century if it is significant for operations. 3.27 Brokers and Finders Except as pursuant to the Financing Agreement, neither the Parent nor COMCOR-TV has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement. 3.28 Basic and Social Packages (a) Schedule 3.28(a) sets forth a package of open television and radio channels (the "Social Package") to be transmitted and broadcast by COMCOR-TV to its subscribers via the MFON. (b) Schedule 3.28(b) sets forth a package of coded signals of paid television (the "Basic Package" and, together with the Social Package, the "Basic and Social Packages") to be transmitted and broadcast by COMCOR-TV to its subscribers via the MFON. (c) COMCOR-TV has all Licenses to offer lawfully the Basic and Social Packages to its subscribers as of each of the Closing Dates.
3.29  Disclosure  The Parent and COMCOR-TV  have  disclosed to the Purchaser all material facts relating to (a) the Assets and Properties of COMCOR-TV (including, without limitation, the Transferred Assets and the Additional Transferred Assets), (b) the business of the Parent, (c) the Parent and COMCOR-TV's respective Licenses, (d) the MFON and (e) COMCOR-TV (including the business of COMCOR-TV as contemplated to be conducted pursuant to the Plan). No representation or warranty contained in this Agreement, and no statement contained in the attached Schedules or Exhibits (including, without limitation, the Financial Statements) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading. 3.30 Plan The Parent and COMCOR-TV represent and warrant that the Board has approved the Plan and that the Plan is in full force and effect as of each of the Closing Dates. ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF PURCHASER The Purchaser represents and warrants to the Parent and COMCOR-TV that the following statements are true, complete and correct as of the date hereof and each of the Closing Dates: 4.1 Organization of the Purchaser (a) The Purchaser is a limited liability company and has been duly organized, is validly existing as a legal entity properly organized, registered and existing under the laws of Cyprus with full corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its Assets and Properties. (b) Attached hereto as Schedule 4.1 are copies of (i) the By-Laws of the Purchaser, (ii) the Certificate of Registration of the Purchaser, (iii) the Protocol of the Directors of the Purchaser, authorizing the execution of the Principal Agreements to which it is a party, (iv) a certificate from the registrar of the Purchaser listing the shareholders of the Purchaser as of the First Stage Closing Date, and (v) a letter from Citibank, N.A. 4.2 Authority: No Conflict. (a) The Purchaser has full power and authority to execute and deliver this Agreement and the other Principal Agreements to which the Purchaser is a party. (b) This Agreement and the other Principal Agreements to which the
Purchaser is a party have been duly and validly authorized, executed and delivered by the Purchaser and constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to any Law Affecting Creditors' Rights. (c) The execution, delivery and performance by the Purchaser of this Agreement and the other Principal Agreements to which it is a party, compliance by the Purchaser with all of the provisions hereof and thereof and the consummation by the Purchaser of the transactions contemplated hereby and thereby: (i) will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the will not conflict with or constitute a breach of any of the terms of the constituent documents of the Purchaser, (ii) subject to obtaining the third party consents referred to in Schedule 4.2(c), will not conflict with or constitute a breach of any Contract or License to which the Purchaser is a party as of the date of this Agreement and as of each of the Closing Dates or by which the Purchaser or any of its Assets and Properties is bound, and (iii) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 4.2(c) hereto, will not violate or conflict with any Orders or Laws applicable to the Purchaser or any of its Assets and Properties, except, in the case of clause (c), any conflict, breach, violation, failure to obtain consent or approval or make any filing or give any notice, which would not have a Material Adverse Effect on the Purchaser. 4.3 Governmental Approvals and Filings Except as set forth in Schedule 4.3, the execution, delivery and performance by the Purchaser of this Agreement and the other Principal Agreements to which it is a party, the compliance by the Purchaser with all of the provisions hereof and thereof and the consummation of the transactions by the Purchaser contemplated hereby and thereby will not require any consent, approval, authorization or other order of any Governmental or Regulatory Authority. 4.4 Legal Proceedings There are no Actions or Proceedings pending or, to the Knowledge of the Purchaser, threatened against the Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the other Principal Agreements to which the Purchaser is a Party. 4.5 Suitability The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Purchaser's Shares.
4.6 Brokers and Finders Except as set forth in Schedule 4.6, the Purchaser has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement. ARTICLE V: COVENANTS OF THE PARTIES 5.1 Other Agreements Contemporaneously with the execution and delivery of this Agreement, each of COMCOR-TV, Parent and Purchaser shall execute the Principal Agreements, the forms of which are attached hereto, to which it is a party; provided, however, that any Principal Agreements that must be executed after the First Stage Closing Date under this Agreement shall be executed at the times required under this Agreement. 5.2 Nomination and Removal of Directors (a) At any COMCOR-TV shareholder meeting held after the First Stage Closing, at which there is a quorum as defined in the Charter, each of the Purchaser and the Parent shall have the right to nominate two persons to the Board to be elected by cumulative voting. Neither the Parent nor the Purchaser shall vote its shares of COMCOR-TV Equity Securities in favor of the removal of a director nominated by the other; provided, however, that upon the request of the Purchaser or the Parent to remove a director nominated thereby, each of the Purchaser and the Parent shall vote all of its shares of COMCOR-TV Equity Securities in favor of the removal of all directors. (b) At any COMCOR-TV meeting of shareholders held after the First Stage Closing, neither Purchaser nor Parent may vote for the removal of any directors if the other is not represented and eligible to vote.
5.3 Use of Proceeds From and after the First Stage Closing Date, COMCOR-TV shall, and the Parent and Purchaser shall cause COMCOR-TV to, (i) conduct its business in accordance with all applicable provisions of Law, and (ii) apply each portion of the Purchaser's Purchase Price in accordance with the Plan, with such exceptions as are approved by Unanimous Approval. 5.4 Credit Agreement Pursuant to the Financing Agreement, Andersen will use commercially reasonable efforts to obtain credit enhancements for COMCOR-TV for the purpose of providing COMCOR-TV with credit in an amount sufficient to enable it to finance the expenses incurred in connection with the establishment of a network utilizing the MFON necessary to enable COMCOR-TV to provide services for up to 1.5 million subscribers in the operating area set forth in the Plan. 5.5 Public Market The Parties intend to create a public market for the Common Stock and shall from time to time meet in good faith to consider the commercial practicability of an initial public offering of COMCOR-TV Equity Securities either registered under the Securities Act or the securities Laws of another jurisdiction and consummated in accordance with all applicable securities Laws (including, without limitation, all applicable United States securities laws, should the initial public offering take place in the United States) (the "Initial Public Offering"). COMCOR-TV agrees that prior to agreeing to register any such Equity Securities under the Securities Act or the securities Law of another jurisdiction (or effecting any such registration or otherwise effecting a public sale or distribution of such securities), (a) if at the time thereof, the Purchaser, any Affiliate thereof or Andersen Group owns any of the Common Stock (or any other COMCOR-TV Equity Securities), COMCOR-TV and the Purchaser, such Affiliate thereof, and/or Andersen Group, as the case may be, will enter into a registration rights agreement, and (b) if at the time thereof the Parent (or any Affiliate thereof) owns any of the Common Stock (or any other COMCOR-TV Equity Securities), COMCOR-TV and the Parent (and/or such Affiliate thereof, as the case may be) will enter into a registration rights agreement. Except in a public offering registered under the Securities Act or the securities Laws of another jurisdiction, COMCOR-TV shall not issue or sell any COMCOR-TV Equity Securities unless the purchasers thereof shall have agreed in writing with COMCOR-TV not to effect any public sale or distribution of such Equity Securities during the ten
(10) Business Days prior to and at least ninety (90) calendar days after the effectiveness of any underwritten registration of securities of COMCOR-TV, except as part of such underwritten registration or as otherwise permitted pursuant to applicable securities Laws. 5.6 Plan The Parent represents, warrants and acknowledges that it agrees with the form and substance of the Plan. The Parent and the Purchaser agree that all revised or new Plans shall be prepared by COMCOR-TV's management and shall be approved by Unanimous Approval, prior to implementation thereof. 5.7 Chairman (a) The Chairman shall be appointed from the members of the Board and shall be elected in accordance with the Charter. As set forth in the Charter, the Chairman shall not possess a tiebreaking or deciding vote in the event of a deadlock by the Board. As soon as practicable after the First Stage Closing, but not before the Nominees of Purchaser are duly elected to the Board, each of the Purchaser and the Parent shall cause each of their Nominees duly elected to the Board to vote in favor of any person nominated by the Purchaser to serve as the Chairman for a term of one year. (b) Following the expiration of the term of the Chairman elected to such office pursuant to Section 5.7(a), the Parent and the Purchaser will, on an alternate basis, have the right to nominate the Chairman (with the Parent having the first right to exercise such right of nomination), and each of the Parent and the Purchaser shall cause each of their respective Nominees duly elected to the Board to vote in favor of any such person nominated by the Parent or the Purchaser, as the case may be, to serve as the Chairman for a term of one year. In the event a person elected to the office of Chairman under this Section 5.7 dies or resigns or withdraws from such office prior to the expiration of his or her term, the Primary Shareholder who shall have nominated such Chairman shall have the right to nominate another person to the office of Chairman for the remainder of such term, and each of the Purchaser and the Parent shall cause each of their respective Nominees duly elected to the Board to vote in favor of such nominee to serve as the Chairman for such remainder term. (c) If Mr. Pripachkin voluntarily resigns from the office of General Director after the First Stage Closing Date, then the Parent shall have the right to nominate Mr. Pripachkin to the office of Chairman for a term of one year, and each of the Purchaser and the Parent shall cause each of their respective Nominees duly elected to the Board to vote in favor of Mr. Pripachkin to serve as the Chairman for a term of one year, such term to take effect as of the earlier of (i) the effective date of the withdrawal from the Board of the then Chairman (the "Sitting Chairman") or (ii) the first anniversary of the date on which the Sitting Chairman was elected to the office of Chairman. (d) If, following his resignation from the office of General Director, Mr. Pripachkin is elected to the office of Chairman pursuant to Section 5.7(c), then following the expiration of his one-year term as Chairman, the Purchaser will have the right to nominate the Chairman, and each of the Purchaser and the Parent shall cause each of their respective Nominees duly elected to the Board to vote in favor of any such person nominated by the Purchaser (the "Purchaser Nominee") to serve as the Chairman for a term of one year. Following the expiration of such term, the Parent and the Purchaser will, on an alternate basis, have the right to nominate the Chairman pursuant to Section 5.7(b) in accordance with Section 5.7(a) with the Parent having first right to nominate the Chairman after the Purchaser Nominee steps down. 5.8 General Director; First Deputy General Director (a) From and after the First Stage Closing, the Board shall have the power and authority, by Unanimous Approval, to appoint and dismiss the General Director. On or before the First Stage Closing, the Board will re-appoint Mr. Pripachkin as the General Director for a term of one year; provided, however, that such re-appointment shall be subject to the execution and delivery of an employment agreement by each of Mr. Pripachkin and COMCOR-TV. Such employment agreement shall set forth all material terms relating to Mr. Pripachkin's appointment as General Director (including, without limitation, the salary and other compensation, if any, payable to the General Director, all of which amounts payable shall be paid for the sole account of COMCOR-TV). Any renewal of Mr. Pripachkin's employment agreement after expiration of his one year term shall require Unanimous Approval. If the Board is unable to agree on an extension of Mr. Pripachkin's employment agreement, Mr. Pripachkin's term as General Director shall end as of the termination date of his current agreement. Should Mr. Pripachkin resign or be dismissed as General Director, the Purchaser and the Parent agree that subject to Unanimous Approval the First Deputy General Director shall serve as the acting General Director until such time as another General Director is appointed by Unanimous Approval. For the avoidance of doubt, should Mr.
Pripachkin resign or be dismissed as General Director, the position of General Director shall remain vacant until (i) the Board through Unanimous Approval determines that the First Deputy General Director shall serve as the acting
General Director or (ii) another General Director is appointed by Unanimous Approval. (b) On or before the First Stage Closing, the General Director shall have appointed the First Deputy General Director. The First Deputy General
Director shall be seconded to COMCOR-TV by the Purchaser pursuant to a secondment agreement entered into by and between the Purchaser and COMCOR-TV which is effective on or before the First Stage Closing Date. Until the Third Stage Closing Date, the Purchaser shall waive any payments it is scheduled to receive from COMCOR-TV pursuant to such secondment agreement. From and after the First Stage Closing, the General Director shall have the power and authority to dismiss the First Deputy General Director; provided, however, that the General Director shall be obliged to inform the Board of his intention to dismiss the First Deputy General Director thirty (30) days prior to any such dismissal. Any decision to dismiss the First Deputy General Director shall be in compliance with the requirements of Russian legislation. 5.9 Chief Financial Officer and Chief Accountant; Department Heads (a) On or before the First Stage Closing, the General Director shall have appointed the Chief Financial Officer. The Chief Financial Officer shall be seconded to COMCOR-TV by the Purchaser pursuant to a secondment agreement entered into by and between the Purchaser and COMCOR-TV which is effective on or before the First Stage Closing Date. Until the Third Stage Closing Date, the Purchaser shall waive any payments it is scheduled to receive from COMCOR-TV pursuant to such secondment agreement. From and after the First Stage Closing, the General Director shall have the power and authority to appoint and dismiss the Chief Financial Officer; provided, however, that (i) the General Director shall be obliged to inform the Board of his intention to dismiss the Chief Financial Officer thirty (30) days prior to any such dismissal and (ii) the General Director can only dismiss the Chief Financial Officer for "cause" as such term is defined in the Chief Financial Officer's employment agreement. The Chief Financial Officer shall be appointed only from a list of candidates proposed by the Purchaser. From and after the First Stage Closing, the Chief Financial Officer's employment agreement shall be approved by Unanimous Approval. The Chief Financial Officer's powers and duties shall be set forth in regulations to be approved by the Board on or before the First Stage Closing Date, which regulations shall include, but shall not be limited to: (i) making recommendations to the General Director regarding the hiring and firing of all of COMCOR-TV's financial personnel. The General Director shall make decisions regarding the hiring and firing of any of COMCOR-TV's financial personnel subject to the recommendations of the Chief Financial Officer; (i) overseeing COMCOR-TV's corporate policy for identification of "interested party" transactions under Russian law, approving all proposed "interested party" transactions to be entered into by COMCOR-TV and giving recommendations on such transactions to the relevant body of COMCOR-TV which is to formally approve such transactions; (ii) in coordination with COMCOR-TV's Audit Commission, preliminarily selecting the candidate to be approved by COMCOR-TV's shareholders as external auditor; (iii) reviewing COMCOR-TV's US GAAP financial statements as well as any financial and economic reports and information which is to be submitted to any Governmental or Regulatory Authority or the public, including, but not limited to, documents to be filed with the United States Securities and Exchange Commission and/or any other securities commission in the jurisdiction where COMCOR-TV Equity Securities may be listed or registered; (iv) overseeing and advising on all COMCOR-TV financial forecasting prepared by COMCOR-TV's management and the Board; and (v) signature authority on all transfers or withdrawals from all of COMCOR-TV bank accounts over US$25,000. (b) The Chief Accountant shall have entered into an employment agreement with COMCOR-TV, which is effective on or before the First Stage Closing Date. The General Director shall have the power and authority to dismiss the Chief Accountant; provided, however, that the General Director shall be obliged to inform the Board of his intention to dismiss the Chief Accountant thirty (30) days prior to any such dismissal. Any decision to dismiss the Chief Accountant shall be in compliance with the requirements of Russian legislation. Until such time as a Chief Financial Officer is appointed, the Chief Accountant shall exercise the powers and authority of the Chief Financial Officer. (c) The General Director shall make decisions regarding the hiring and firing of the employees of COMCOR-TV subject to the recommendations of the relevant department heads. 5.10 Investment Manager; Investment Fees; Financing Fees (a) On or before the First Stage Closing, COMCOR-TV and Andersen Group shall have entered into the Financing Agreement appointing Andersen Group as the investment manager of COMCOR-TV, pursuant to which Andersen Group shall be solely responsible for (and Andersen Group shall have the right to be paid any fees, commissions or other monies in connection with) capital and other fundraising transactions relating to or involving COMCOR-TV. (b) The Purchaser and the Parent contemplate that Andersen Group will use its best efforts to arrange or otherwise secure financing in an amount up to US$130 million for the benefit of COMCOR-TV. In the event Andersen Group arranges or otherwise secures financing of any nature whatsoever for the benefit of COMCOR-TV (whether such financing is recourse or non-recourse and whether evidenced by a loan or credit agreement or similar agreement, restructuring agreement or similar agreement, promissory note(s), notes, bonds, debentures or other similar instruments, letter(s) of credit, operating leases or otherwise), COMCOR-TV agrees that the cost of such financing to be borne by COMCOR-TV shall include a financing fee in an amount equal to 4% of the aggregate amount of the proceeds of such financing (or, in the case of a restructuring of any of COMCOR-TV's Indebtedness, 4% of the aggregate amount of the funds contemplated to be saved by COMCOR-TV pursuant to such financing). Such financing fee (including applicable value added tax, if any, due with respect thereto under Russian laws, rules or regulations) will be paid to Andersen Group from amounts withheld from the proceeds of the financing and paid by means of wire transfer of immediately available funds to an account designated by Andersen Group. 5.11 Financial Reports (a) The books of account for COMCOR-TV shall be closed promptly at the end of each fiscal year of COMCOR-TV. COMCOR-TV shall cause to be delivered to each of the shareholders of COMCOR-TV, within 90 days after the end of each fiscal year (or as soon thereafter as the Auditors shall deliver such statements to the Board of Directors but no later than 60 days after the end of each fiscal year of COMCOR-TV), audited financial statements for the year then ended prepared in accordance with US GAAP and consisting of at least (i) a balance sheet as of the close of such year and (ii) an income statement, statement of cash flows for such year, together with a report thereon by the Auditors without significant qualification. (b) In addition to the foregoing, COMCOR-TV shall cause to be delivered to each of the shareholders and Board members of COMCOR-TV within 30 days after the end of each calendar month and 45 days of each fiscal quarter, financial statements for the calendar month and fiscal quarter then ended prepared in accordance with US GAAP (except that notes shall not be required in such financial statements), certified by the Chief Accountant and Chief Financial Officer as being true and correct, and consisting of at least (i) a balance sheet as of the end of such calendar month and fiscal quarter and (ii) an income statement and statement of cash flows for such calendar month and fiscal quarter. (c) COMCOR-TV shall also promptly deliver to each of the shareholders and Board members of COMCOR-TV all of the other copies of all periodic financial or other reports that COMCOR-TV shall deliver from time to time to banks and other institutional lenders of COMCOR-TV. 5.12 Deposits; Withdrawals The Purchaser and the Parent shall cause COMCOR-TV to deposit all funds (including, without limitation, all funds representing capital contributions to COMCOR-TV, the proceeds of all borrowings by COMCOR-TV and receipts from subscribers to its services) in operating or capital accounts of COMCOR-TV with Citibank, Moscow, or with other banking institutions as approved by Unanimous Approval, which accounts shall provide that withdrawals may be made solely upon the signature of each of the General Director and Chief Accountant; provided, however that with respect to any such withdrawals over US$25,000, the Chief Financial Officer's signature will be required in addition to the General Director's and Chief Accountant's. As set forth in Section 2.2(a), all contributions or payments in cash made by the Purchaser in connection with the payment of the Purchaser's Purchase Price shall be deposited into the COMCOR-TV Capital Account. All expenses and distributions of COMCOR-TV shall be paid from such operating or capital accounts. To the extent that, in the Chief Financial Officer's judgment, funds of COMCOR-TV are not and will not be for a period in excess of ninety (90) days required for the conduct of COMCOR-TV's business, such excess funds may be invested solely in securities or other instruments approved by Unanimous Approval. Funds of COMCOR-TV shall not be commingled with the funds of any other Person, shall not be used as a compensating balance by any officer, director or shareholder of COMCOR-TV, and shall be used only in furtherance of the Plan. 5.13 Insurance (a) Each of the Purchaser and the Parent shall cause their respective Nominees duly elected to the Board to cause the Board to direct that the General Director and Chief Accountant procure and maintain in full force and effect on behalf of COMCOR-TV and/or its directors and officers, as the case may be, the following insurance, the premiums for which shall be an expense of COMCOR-TV: (i) insurance on the Assets and Properties of COMCOR-TV (including the Transferred Assets and the Additional Transferred Assets), and all improvements thereto, against all Losses by fire, lightning, flood, wind and all other risks covered by the standard coverage "all risk" endorsements; (ii) worker's compensation and similar employee benefits as required by Law; (iii) commercial general liability insurance on an occurrence or claims made basis, including personal injury, bodily injury, death or property damage liability, and automobile liability insurance; (iv) excess liability coverage insuring the same risks as the underlying coverage for the benefit of the Purchaser, the Parent and COMCOR-TV as named insureds with limits of not less than US$10,000,000; (v) environmental liability insurance; (vi) directors' and officers' liability insurance and (vii) such other insurance as the Purchaser and the Parent shall from time to time deem necessary. (b) All insurance policies shall be issued in the name of each of the Purchaser, the Parent and COMCOR-TV, as named insureds. The insurance shall not contain any provision for co-insurance coverage and shall include coverage against punitive damages to the extent allowed by Law. (c) All insurance shall be effected under valid and enforceable policies issued by insurers of recognized responsibility satisfactory to all Board members, including at least one Nominee of the Purchaser duly elected to the Board and at least one Nominee of the Parent duly elected to the Board, and shall, to the extent reasonably obtainable, provide that (1) such policies shall not be cancelled without at least thirty (30) days' prior written notice to each insured named therein, and (2) any loss payable thereunder shall be payable notwithstanding any act of negligence of any named insured. 5.14 Public Announcements Each of the Parties hereto agrees to consult promptly with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law; provided, however, that the foregoing shall not apply to the Purchaser's or Andersen Group's obligation to make certain filings or press releases as required by applicable securities Law or the rules and regulations of Governmental or Regulatory Authorities applicable to it. 5.15 Furnishing
Information. Each of the Parties hereto will, as soon as practicable after reasonable request therefor, furnish all the information concerning it required for inclusion in any statement or application made by any of them to any Governmental or Regulatory Authority in connection with the transactions contemplated by this Agreement or any of the other Principal Agreements. 5.16 Best Efforts Upon the terms and subject to the conditions hereof, each of the Parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and shall use its best efforts to promptly obtain all waivers, permits, consents and approvals and to effect all registrations, filings and notices with or to third parties or Governmental or Regulatory Authorities which are in the reasonable opinion of the Parent, COMCOR-TV or the Purchaser necessary or desirable in connection with the transactions contemplated by this Agreement or any of the other Principal Agreements. The Parent and COMCOR-TV each agrees that it will, at any time and from time to time after the date hereof, upon request of the Purchaser, do, execute, acknowledge and deliver or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may in the Purchaser's reasonable opinion be necessary or advisable to confirm or make effective COMCOR-TV's title to, interest in, and control over the Transferred Assets, the Additional Transferred Assets and its Assets and Properties and the Purchaser's title to, interest in, and control over the voting and disposition of, the Purchaser's Shares to be conveyed, transferred and delivered by COMCOR-TV to the Purchaser under this Agreement. 5.17 Employees. (c) The Parent covenants that no employees of the Parent which are transferred to COMCOR-TV after the First Stage Closing Date shall have any accrued severance benefits, accrued vacation time or bonuses or salary payable in respect of any prior employment. (d) The Parties agree that COMCOR-TV shall not hire any employees to fill positions not reflected in the employee organizational chart (shtatnoe raspisanie) as specified in Schedule 5.17(b). Any changes to the employee organizational chart as set forth in Schedule 5.17(b) shall require Unanimous Approval. (e) The Parties agree that every employee of COMCOR-TV who fills a key position as specified in Schedule 5.17(b) shall be required to sign an employment contract which shall provide, among other things, that while employed by COMCOR-TV such employee shall work exclusively for COMCOR-TV. (f) Parent and Purchaser agree not to solicit for employment, or contract for the services of, any employee filling a key position as specified in Schedule 5.17(b) at the time of such solicitation. 5.18 Government and Regulatory Authority Notices and Filings. COMCOR-TV covenants and agrees that as soon as reasonably practicable following each of the Closings, but no later than 30 days thereafter, it shall take all such actions, give any notices and make all such filings with Governmental and Regulatory Authorities which are necessary and/or required as a result of the Purchaser becoming a shareholder of COMCOR-TV or increasing its ownership of Common Stock. Such actions and filings shall include, but shall not be limited to, (i) registration of a revised version of the Charter (reflecting amendments taking into account the capital increase as a result of the issuance of the Purchaser's Shares at each Closing) with the MRC and SRC and (ii) the filing of a report on the results of the issuance of the Purchaser's Shares with the FCSM. 5.19 First General Meeting of Shareholders So long as Purchaser is not a Defaulting Party, COMCOR-TV and the Parent covenant and agree (and the Parent covenants to cause its Nominees duly elected to the Board) not to call any general meeting of shareholders of COMCOR-TV, whether annual or extraordinary, until the Purchaser shall be registered as the owner of 50% of the outstanding shares of Common Stock (except that prior to the completion of the Deferred Share Transfer, the percentage used in this Section 5.19(a) shall be 49.9975%).
5.20 Subsequent Meetings of Shareholders (a) So long as Purchaser is not a Defaulting Party, from and after the First Stage Closing, COMCOR-TV and Parent covenant and agree not to cause any general meeting of shareholders, whether annual or extraordinary, to occur in any period during which the Purchaser is not the registered owner of 50% of the outstanding shares of Common Stock. (b) If in contravention of Section 5.20(a), a general meeting of shareholders, whether annual or extraordinary, occurs, and so long as Purchaser is not a Defaulting Party, then at such meeting, the Parent covenants and agrees: (i) not to vote (A) the Second Stage Parent's Shares (and any other shares of Common Stock with regard to which the Parent has not yet fulfilled its obligations under Section 2.6) in any such meeting called before the Second Stage Closing Date and (B) the Third Stage Parent's Shares (and any other shares of Common Stock with regard to which the Parent has not yet fulfilled its obligations under Section 2.6) in any such meeting called before the Third Stage Closing Date; and (ii) to permit the Purchaser to exercise its rights under the Deferred Share Voting Power of Attorney and vote the Deferred Share, if the Deferred Share Transfer, as specified in Section 2.8(d), has not been completed. (c) If in contravention of Section 5.20(a)(i), a general meeting of shareholders is held, and in contravention of Section 5.20(b) the Parent, for whatever reason, does not refrain from voting the Parent's Shares received in connection with events prior to the relevant Closing, then, at any such meeting, and so long as Purchaser is not a Defaulting Party, the Purchaser and Parent covenant and agree that they shall vote all of their shares of Common Stock to defer this meeting until such time as Purchaser shall have full right, title and interest to the relevant Purchaser's Shares, except that any agenda items set for this meeting may be approved by unanimous vote of the Parent and the Purchaser. (d) So long as Purchaser is not a Defaulting Party, COMCOR-TV and Parent covenant and agree not to cause any general meeting of shareholders, whether annual or extraordinary, to be held by ballot. 5.21 Admission of New Shareholders In the event that any Person shall be admitted as a new shareholder of COMCOR-TV during the term of this Agreement, the Parties agree that they shall (i) renogotiate the terms of this Agreement in good faith, (ii) make all reasonable changes to this Agreement, and (iii) take any reasonably necessary action in order to accommodate such Person as a shareholder of COMCOR-TV and carry out the intent and purpose of this Agreement. 5.22 Payments under the Lease Agreement The Parent covenants and agrees that COMCOR-TV shall not be obligated to make any and all payments due under the Lease Agreement for the lease of the Additional Transferred Assets prior to contribution by Parent to COMCOR-TV. 5.23 Payments by the Parent for Certain Personnel to be Used by COMCOR-TV The Parent covenants and agrees that it shall make payments of up to US$1,000,000 or the ruble equivalent for certain personnel as agreed to by the Parties to be used by COMCOR-TV. 5.24 Preemptive Rights (a) The Parent covenants and agrees that it shall not exercise any preemptive rights it may have, by virtue of being a shareholder of COMCOR-TV, with regard to the issuance by COMCOR-TV to the Purchaser of the Second Stage Purchaser's Shares and the Third Stage Purchaser's Shares. (b) The Purchaser covenants and agrees that it shall not exercise any preemptive rights it may have, by virtue of being a shareholder of COMCOR-TV, with regard to the issuance by COMCOR-TV to the Parent of the Second Stage Parent's Shares and the Third Stage Parent's Shares. ARTICLE VI: CERTAIN RESTRICTIONS ON TRANSFER; PURCHASER'S RIGHTS; DEADLOCK; BUY-SELL PROVISION; RIGHT OF FIRST REFUSAL; RELATED MATTERS; CHANGE IN CONTROL 6.1 Certain Restrictions on Transfer Except as contemplated under Sections 5.5, 6.4, 6.8 and
6.9 neither the Purchaser nor the Parent (nor any transferee of either of them or any subsequent transferee thereof) shall, without in each instance obtaining the prior unanimous written approval of the Board, sell, assign or otherwise transfer, mortgage, charge or otherwise encumber (or suffer or permit any third party to sell, assign or otherwise transfer, or mortgage, charge or otherwise encumber) ("Transfer") all or any part of its Common Stock (or other COMCOR-TV Equity Securities, if any) or contract to do, suffer or permit any of the foregoing; provided, however, that notwithstanding the foregoing provision, (a) the Purchaser shall have the right to Transfer all or any part of its COMCOR-TV Equity Securities to Andersen Group, (b) the Purchaser shall have the right to Transfer all or any part of its COMCOR-TV Equity Securities as security to any third party in connection with any financing for COMCOR-TV and (c) the Purchaser or the Parent as the case may be shall have the right to Transfer all of its COMCOR-TV Equity Securities pursuant to the Deadlock provisions of Sections 6.5 and 6.6. Any Transfer by the Purchaser or the Parent (or any transferee of either of them or any subsequent transferee thereof) in violation of the foregoing provisions of this Section 6.1 shall be void and of no force or effect. 6.2 Restraining Order Notwithstanding Section 9.5 of this Agreement, if at any time any Transfer is attempted to be made in violation of the provisions of this Agreement, then the non-transferring COMCOR-TV Shareholder shall, in addition to its rights and remedies under this Agreement and at law and in equity, be entitled to a decree or order restraining and enjoining such Transfer. Each of the Purchaser and the Parent (and any transferee of either of them and any subsequent transferee thereof) expressly acknowledges and agrees in this regard that damages at law will be difficult to ascertain in the event of any such violation of this Agreement, and would constitute an inadequate remedy for a breach or threat of breach of the provisions of this Agreement concerning Transfers as set forth above. 6.3 Agreement with Transferees (a) No Transfer by a Primary Shareholder (or transferee thereof or any succeeding transferees thereof) of its Common Stock (or other COMCOR-TV Equity Securities, if any) to any Person other than the other Primary Shareholder shall be effective to make such transferee a COMCOR-TV Shareholder or entitle such transferee to any of the benefits or rights hereunder until such transferee agrees in writing (i) to assume and be bound by all of the terms and provisions of this Agreement and all of the obligations of the transferring COMCOR-TV Shareholder hereunder, and (ii) to be subject to all of the restrictions to which the transferring COMCOR-TV Shareholder is subject under the terms of this Agreement and any further agreements with respect to COMCOR-TV and its business; provided, however, that notwithstanding the foregoing, a Transfer by a Primary Shareholder (or transferee thereof) of its Common Stock (or other COMCOR-TV Equity Securities, if any) pursuant to the transactions contemplated by Section 5.5. shall be effective to make such transferee a COMCOR-TV Shareholder. (b) Except as contemplated under Section 5.5, no permitted Transfer of any Common Stock (or other COMCOR-TV Equity Securities, if any) to any Person other than a Primary Shareholder hereunder shall be effective until the Board shall have received and have accepted the written agreement of the third party transferee required by
Section 6.3(a). A transferee of Common Stock (or other COMCOR-TV Equity Securities, if any) shall be entitled to receive from COMCOR-TV distributions of dividends and other property of COMCOR-TV with respect to such Shareholder's Common Stock (or other COMCOR-TV Equity Securities, if any) if, and only if, the Transfer of such Common Stock (or other COMCOR-TV Equity Securities, if any) was effected in accordance with this Section 6.3 and the other provisions of this Agreement, and only from and after the effective date of such Transfer. 6.4 Right of First Refusal. (a) If either Party (the "Offeror") desires to, subject to the restrictions on Transfers contained in Article VI of this Agreement, Transfer any or all of the Shares then owned by it (other than as provided in Sections 5.5 and 6.9 hereof or a Transfer from Purchaser to Andersen Group), then it shall first give a written notice (the "Transfer Notice") to the other Party (the "Offeree") and to COMCOR-TV specifying the number of Shares that the Party wishes to Transfer (the "Transfer Shares"), containing an irrevocable offer (open to acceptance for a period of 30 days after the date such Transfer Notice is received) to sell the Transfer Shares to the Offeree and, if the Offeree declines to agree to purchase the Transfer Shares as set forth below, to COMCOR-TV at the price per share stated in the Transfer Notice, which price shall be equal to the price per Share offered to the Offeror by a bona fide third party offeror (the "Transfer Price"). (b) The Offeree shall have the right to purchase all or a portion of the Transfer Shares; provided, however, that the Offeree must determine the number of Transfer Shares that it will purchase within 30 days after its receipt of the Transfer Notice. If the Offeree elects to purchase less than all of the Transfer Shares, it shall, within 30 days after receipt of the Transfer Notice, deliver a copy of the Transfer Notice and a written statement of the number of Transfer Shares it has elected not to purchase to COMCOR-TV. COMCOR-TV shall have the right to purchase all or a portion of the Transfer Shares not purchased by the Offeree; provided, however, that COMCOR-TV must determine the number of Transfer Shares it will purchase within 15 days after its receipt of its copy of the Transfer Notice from the Offeree. If COMCOR-TV elects to purchase less than all of the Transfer Shares not purchased by the Offeree, it shall, within 15 days after its receipt of its copy of the Transfer Notice from the Offeree, deliver a copy of the Transfer Notice and a written statement of the number of Transfer Shares it has elected not to purchase (the "Remaining Transfer Shares") to the Offeror. (c) If, at the end of the 45th day following the initial delivery of the Transfer Notice by the Offeror, neither the Offeree nor COMCOR-TV (together with the Offeree, the "Collective Offerees") has delivered a notice of acceptance of the offer contained in such Transfer Notice (the "Notice of Acceptance"), or if the Collective Offerees have delivered one or more Notices of Acceptance covering less than all of the Transfer Shares, then the Offeror shall have 15 days in which to Transfer the Transfer Shares not purchased by the Collective Offerees, at a price not lower than the Transfer Price and on terms no more favorable to the transferee than those contained in the Transfer Notice, to any third party; provided, however, that no Transfer may be made to any third party unless and until such third party delivers to COMCOR-TV an executed consent in the form of
Schedule   6.4(c)  hereto.   Promptly  after  any  Transfer   pursuant  to  this
Section 6.4(c), the Offeror shall notify COMCOR-TV and the Offeree of the consummation thereof and shall furnish such evidence of the completion and time of completion of such Transfer and of the terms thereof as COMCOR-TV or the Offeree may request. If, at the end of such 15 day period, the Offeror has not completed the Transfer of all of the Transfer Shares, the Offeror shall no longer be permitted to Transfer such Shares pursuant to this Section 6.4(c) without again complying with this Section 6.4 in its entirety. If the Offeror determines at any time within such 15 day period that the Transfer of all or any part of such Transfer Shares at a price not lower than the Transfer Price and on terms no more favorable to the transferee than those contained in the Transfer Notice is impractical, the Offeror may terminate all attempts to transfer such Transfer Shares and recommence the procedures of this
Section 6.4 in their entirety without waiting for the expiration of such 15 day period by delivering written notice of such decision to each of the Offeree and COMCOR-TV. (d) Proposed transfers of Shares under this Section 6.4 for property other than cash (e.g., in kind) shall be valued by the Offeror so that a cash equivalent price per Share can be provided to the Offeree and COMCOR-TV. (e) The Offeree shall have the option to request an appraisal of the value of the Transfer Shares in accordance with the provisions of Section 6.7. If the appraisal determines that the fair market value of the Transfer Shares differs more than 5% from the Transfer Price, the Offeree (or COMCOR-TV, as applicable) may, at its option, pay the fair market value. If the fair market value of the Transfer Shares differs by 5% or less from the appraised value, the Offeree (or COMCOR-TV, as applicable) may pay only the Transfer Price. (f) The closing of the purchase by the Offeree or COMCOR-TV of the Transfer Shares pursuant to this
Section 6.4(f) shall take place at the principal offices of COMCOR-TV on the 15th Business Day after the Notices of Acceptance are given. At such closing, each of the Offeree and/or COMCOR-TV who has elected to purchase Transfer Shares shall deliver by (i) a certified check or checks or (ii) wire transfer the appropriate amount to the Offeror or if the offer is accepted with payment in kind, transfer-acceptance acts, upon presentation of a copy of an extract from COMCOR-TV's share register evidencing that the Offeree or COMCOR-TV, as the case may be, has been entered into COMCOR-TV's share register as the registered owner of the Transfer Shares. The Transfer Shares shall be delivered free and clear of all Liens (except for Permitted Liens) other than those imposed by this Agreement. 6.5 Deadlock. (a) In the event that the Board or the shareholders of COMCOR-TV are unable to approve any material action or decision pursuant to this Agreement, the Board Rules or the Charter or applicable Law, then upon notice in writing (a "Deadlock Notice") of such determination given by the Purchaser or the Parent, as the case may be, the Purchaser and the Parent shall be deemed to have reached a deadlock (a "Deadlock"). If the Purchaser and the Parent are unable to resolve the Deadlock within thirty (30) Business Days of receipt of the Deadlock Notice, each of the Purchaser and the Parent shall have the right to invoke the Buy-Sell procedure set forth in Section 6.6 hereof. (b) The provisions of Sections 6.5 and 6.6 shall not apply to any failure by a Party to fulfill its obligations to contribute assets or cash in connection with the Second Stage Closing and the Third Stage Closing. 6.6 Buy/Sell Procedure. (a) Offering Notice. Upon the occurrence of Deadlock, either the Purchaser or the Parent (the "Notifying Shareholder") may, in its sole discretion, give Notice (a "Buy/Sell Notice") to the other (the "Responding Shareholder") of its intent to rely on this Section 6.6(a) and to invoke the Buy/Sell procedure set forth in this Section 6.6 (the "Buy/Sell Offer"); provided, however, that neither the Purchaser nor the Parent shall be required to provide a Buy/Sell Notice in the event of Deadlock. (b) The Option. Upon the determination of the fair market value of the aggregate issued and outstanding COMCOR-TV Equity Securities pursuant to Section 6.7 (the "Buy/Sell Price"), the Notifying Shareholder shall have the option to either (x) sell to the Responding Shareholder or its
Affiliate for cash its COMCOR-TV Equity Securities at a price equal to the Buy/Sell Price multiplied by the Percentage Interest of the Notifying Shareholder; or (y) purchase the COMCOR-TV Equity Securities held by the Responding Shareholder for cash at a price equal to the Buy/Sell Price multiplied by the Percentage Interest of the Responding Shareholder (such option to sell or purchase herein referred to as the "Buy/Sell Option"). (c) Procedure. The Responding Shareholder or its Affiliate in its sole discretion shall either accept or reject the Buy/Sell Offer. If the Responding Shareholder or its
Affiliate accepts the Buy/Sell Offer, then it shall, on a date (the "Response Date") not more than five (5) Business Days after the date of the determination of the Buy/Sell Price (the "Determination Date"), as instructed by the Notifying Shareholder, either buy the Notifying Shareholder's COMCOR-TV Equity Securities or sell the Responding Shareholder's COMCOR-TV Equity Securities in accordance with Section 6.6(b). (d) Buy/Sell Closings. (i) The closing of any sale of COMCOR-TV Equity Securities pursuant to this Section 6.6 (the "Buy/Sell Closing") shall be held at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 7 Ulitsa Gasheka, Moscow Russia, unless otherwise mutually agreed upon, on a mutually acceptable date not more than fifteen (15) days after the date of the determination of the Buy/Sell Price. The purchase price payable for such COMCOR-TV Equity Securities shall be paid at the Buy/Sell Closing by wire transfer of immediately available funds in U.S. dollars at the direction of the selling COMCOR-TV Shareholder. If it is unlawful for such transaction to be made using U.S. dollars, then the ruble equivalent using the CBR or other quoted rate at the time of the transfer shall be used. (ii) During the period between the date the Buy/Sell Notice is delivered by the Responding Shareholder and the date of the Buy/Sell Closing, and except as otherwise provided in this Agreement, the Board will nonetheless continue to make all decisions on behalf of COMCOR-TV with respect to its business, except that COMCOR-TV shall not enter into any new Contracts during such period (except to the extent previously entered into by COMCOR-TV). (e) Indemnification. The selling COMCOR-TV Shareholder shall indemnify and hold the purchasing COMCOR-TV Shareholder free and harmless from and against all Losses and expense that COMCOR-TV or the purchasing COMCOR-TV Shareholder may incur as a result of acts, omissions, losses or liabilities arising or occurring in connection with COMCOR-TV or the business operations thereof prior to the date of the Buy/Sell Closing to the extent that any such Loss or expense would have been payable by the selling COMCOR-TV Shareholder had it not sold its COMCOR-TV Equity Securities at the Buy/Sell Closing. The purchasing COMCOR-TV Shareholder shall indemnify and hold the selling COMCOR-TV Shareholder free and harmless from and against all Losses and expense that the selling COMCOR-TV Shareholder may incur as a result of acts, omissions, losses or liabilities arising or occurring in connection with COMCOR-TV or the business operations thereof subsequent to the date of the Buy/Sell Closing, other than for Loss or expense arising in connection with acts or omissions of the selling COMCOR-TV Shareholder. (f) If pursuant to Section 6.6(c) the Responding Shareholder decides not to exercise the Buy/Sell Option and does not buy the Notifying Shareholder's COMCOR-TV Equity Securities or sell the Responding Shareholder's COMCOR-TV Equity Securities, then the Parties hereto agree that they shall use their best efforts to sell all COMCOR-TV Equity Securities to any third party. 6.7 Appraisal Procedure. (a) Selection of Appraisers. Where the purchase price for the Common Stock (and other COMCOR-TV Equity Securities, if any) of any COMCOR-TV Shareholder being sold pursuant to this Article 6 is to be determined by appraisal, then the Person entitled to request an appraisal pursuant to this Agreement (such Person hereinafter referred to as the "Submitting Party") shall make such request. The Submitting Party shall, in its notice to the other Person (hereinafter referred to as the "Receiving Party"), state that it elects to have the fair market value of its COMCOR-TV Equity Securities (the "Appraised Value") determined by the appraisal procedure set forth herein and the name of its appraiser. Within ten (10) days after its receipt of such notice from the Submitting Party, the Receiving Party shall notify the Submitting Party of the name of its appraiser. Upon appointment, the two appraisers shall be sworn to determine faithfully and fairly the value. The two appraisers shall afford the Submitting Party and the Receiving Party the right to submit evidence with respect to the Appraised Value and shall, with all possible speed, make their respective determinations in writing and give notice thereof to the Submitting Party and the Receiving Party. If there is a variance of less than five percent (5%) in the Appraised Values determined by the two appraisers, the average of the values so determined shall be controlling and shall be binding upon the Submitting Party and the Receiving Party. If there is a variance of more than five percent (5%) between the Appraised Values determined by the two appraisers, the appraisers shall, within ten (10) days after both of the appraisers have made their determinations, appoint in writing a third appraiser and give notice of such appointment to the Submitting Party and the Receiving Party. A third appraiser shall be sworn to determine faithfully and fairly, pursuant to the procedures set forth above, the question at issue. The third appraiser's determination of Appraised Value shall be controlling unless it is higher (or lower) than the higher (or lower) determination of Appraised Value of the original two appraisers, in which case such previous high (or low) determination shall be controlling and binding upon the parties. The decision of the appraisers under this Section 6.7(a) shall be final and binding upon the parties and shall be specifically enforceable in any court or arbitral forum having jurisdiction. Any appraisers selected pursuant to this Section 6.7(a) shall be employed by one of the largest five international accounting firms and shall be experienced in the appraisal of companies operating in the Russian Federation. (b) Costs of Appraisal. Each COMCOR-TV Shareholder which appoints (or causes to be appointed) an appraiser shall bear and pay the costs of such appraiser, and the costs of the third appraiser shall be borne and paid equally by the Submitting Party and the Receiving Party. All appraisal proceedings shall be held in Moscow, Russia. The Submitting Party and the Receiving Party shall be given reasonable advance notice of the time and place of any appraisal proceedings, and both shall have the right to be present, heard and represented by counsel. The appraisers shall not have the power to add to or subtract from or otherwise change the terms and provisions of this Agreement, and their determination shall be consistent and in accordance with the terms and provisions of this Agreement. The appraisers shall give prompt notice of their decision to each party. 6.8 Change in Control (a) Change in Control of Parent (i) Unless agreed to in writing by the Purchaser, the Parent agrees, and shall use its best efforts to prevent, directly or indirectly, any sale or transfer of Equity Securities of the Parent, if such would result in any Person owning or possessing the power to vote or dispose of 30% or more of the total Equity Securities or interests of the Parent. (ii) Should any sale or transfer of Equity Securities of the Parent result in any Person owning or possessing the power to vote or dispose of 30% or more of the total Equity Securities or interests of the Parent, then the Parent shall be required, at the option of the Purchaser, to purchase the full amount of Purchaser's COMCOR-TV Equity Securities at a price equal to the fair market value as determined in accordance with Section 6.7 hereof, plus a premium of 10%. (b) Change in Control of Purchaser If within fifteen months of the First Stage Closing Date, any sale or transfer of Equity Securities of the Purchaser results in Andersen Group owning less than 50% of the total Equity Securities of the Purchaser without the consent of the Parent, then the Purchaser shall be required to sell to Parent its shares of Common Stock at the price at which it acquired such shares. 6.9 Purchaser's Tag-Along Right (a) Parent shall not, except as set forth below, in any twelve (12) month period, directly or indirectly Transfer, in a single transaction or series of related transactions, to any Person that is not an Affiliate of Parent or group of such non-Affiliates (the "Tag Along Transferee") COMCOR-TV Equity Securities representing, on a fully diluted basis, more than 5% of the then issued and outstanding COMCOR-TV Equity Securities, unless the terms and conditions of such Transfer shall include on a pro-rata basis an offer to Purchaser at the same price and on the same terms (or terms as similar as reasonably possible) as the offer made to Parent by the Tag Along Transferee (the "Tag Along Right"). (b) Purchaser shall be entitled to sell to the Tag Along Transferee the number of Purchaser's Shares held thereby equal to the number derived as follows: X (A/B) where X equals the number of shares of Common Stock (and other shares or units of COMCOR-TV Equity Securities, if any) then owned or held by Purchaser, A equals the total number of shares of Common Stock (and other shares or units of COMCOR-TV Equity Securities, if any) owned or held by Parent to be transferred to the Tag Along Transferee and B equals the total number of shares of Common Stock (and other shares or units of COMCOR-TV Equity Securities, if any) owned or held by Parent. (c) Parent shall notify Purchaser in writing promptly upon receipt of any proposed Transfer of COMCOR-TV Equity Securities which is subject to the Tag Along Right. Such notice (the "Initial Tag Along Notice") shall set forth: (i) the name, address telephone and facsimile number of the Tag Along Transferee, the number of shares of COMCOR-TV Equity Securities proposed to be Transferred thereto, (ii) the date on which such Transfer is proposed to be effected, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by such Tag Along Transferee (the "Tag Along Terms") and (iv) that such Tag Along Transferee has been informed of the Tag Along Right. (d) The Tag Along Right may be exercised by Purchaser by delivery of a written notice to Parent (the "Tag Along Acceptance Notice") within 30 days following the receipt of the Initial Tag Along Notice from Parent. The Tag Along Acceptance Notice shall state the number of shares of Common Stock (or any such other COMCOR-TV Equity Securities, if applicable) that Purchaser wishes to Transfer to the Tag Along Transferee. (e) Upon delivery of a Tag Along Acceptance Notice, Purchaser shall be obligated to sell to the Tag Along Transferee on the Tag Along Terms the number of shares of Common Stock (and any such other COMCOR-TV Equity Securities, if applicable) set forth in the Tag Along Acceptance Notice; provided, however, that neither Purchaser nor Parent shall consummate the sale of any COMCOR-TV Equity Securities offered by it if the Tag Along Transferee does not purchase all of the COMCOR-TV Equity Securities from Parent and Purchaser that Parent and Purchaser are entitled and desire to sell to the Tag Along Transferee pursuant to the terms hereof. After expiration of the 30-day period referred to above without acceptance by Purchaser, if the provisions of this Section 6.9 shall have been complied with in all respects, Parent shall have the right for a sixty
(60) day period to transfer the appropriate COMCOR-TV Equity Securities Shares to the Tag Along Transferee on the Tag Along Terms without further notice to Purchaser. (f) At the closing of the transfer to any Tag Along Transferee (the "Tag Along Closing"), the Tag Along Transferee shall remit to the Purchaser the consideration for the total sales price of the COMCOR-TV Equity Securities of Purchaser sold pursuant hereto, against delivery by Purchaser of an extract from the register of COMCOR-TV's shareholders, dated the date of the Tag Along Closing, showing that such Tag Along Transferee owns such number of COMCOR-TV Equity Securities sold to the Tag Along Transferee pursuant to the exercise by Purchaser of its Tag Along Right. ARTICLE VII: TERMINATION 7.1 Termination of Agreement. (a) This Agreement shall automatically terminate upon the effective date of the Initial Public Offering. (b) In addition, this Agreement may be terminated at any time: (i) by mutual written consent of the Parties; (ii) by any Party, if the First Stage Closing Date shall not have occurred on or before April 30, 2000; or (iii) by any Party, which is not a Defaulting Party, following any Event of Default; provided, however, that the arbitration tribunal as specified in Section 9.2 shall have determined that such Event of Default has occurred. 7.2 Procedure Upon Termination. In the event of termination pursuant to Sections 7.1(b)(ii) or 7.1(b)(iii), the terminating Party immediately shall give written notice thereof with an explanation as to the basis for termination to the other Parties. Upon termination of this Agreement, all rights and obligations hereunder shall terminate, except that the rights and obligations under Articles VIII, IX and Section 10.6 shall survive such termination. If this Agreement is terminated as provided herein: (a) each Party shall return all documents, work papers and other materials of the other Party, whether obtained before or after the execution hereof, to the party furnishing the same; and (b) such termination shall not in any way limit, restrict or relieve any Party of liability for any breach of this Agreement. ARTICLE VIII: INDEMNIFICATION 8.1 Indemnification by the Parent and COMCOR-TV. From and after the First Stage Closing Date, the Parent and COMCOR-TV shall jointly and severally indemnify and hold harmless each member of the Purchaser Group from and against any loss, claim, damage, liability, expense (including, without limitation, court or arbitration costs and reasonable attorneys' and accountants' fees and reasonable costs of investigation incurred in connection with the defense of a claim) or obligation (hereinafter referred to collectively as "Indemnifiable Damages") which any member of the Purchaser Group may suffer or incur which are related to, caused by or arise out of any breach or combination of breaches (whether material or immaterial) of any representation, warranty, covenant or agreement made by the Parent or COMCOR-TV in this Agreement; provided, however, that the obligation of the Parent and COMCOR-TV to indemnify the Purchaser Group for such Indemnifiable Damages shall be effective only if, and only to the extent that, the aggregate amount of such Indemnifiable Damages exceeds US$100,000 or (or the ruble equivalent of such amount). 8.2 Indemnification by the Purchaser. From and after the First Stage Closing Date, the Purchaser shall indemnify and hold harmless COMCOR-TV and each member of the Parent Group from and against any Indemnifiable Damages which COMCOR-TV or any member of the Parent Group may suffer or incur which are related to, caused by or arise out of any breach or combination of breaches (whether material or immaterial) of any representation, warranty, covenant or agreement made by the Purchaser in this Agreement;
provided, however, that the obligation of the Purchaser to indemnify COMCOR-TV and the Parent Group for such Indemnifiable Damages shall be effective only if, and only to the extent that, the aggregate amount of such Indemnifiable Damages exceeds US$100,000. 8.3 Payment Adjustment. In the event that the Purchaser owns any COMCOR-TV Equity Securities as of the time that any payment by COMCOR-TV on a valid claim for indemnification hereunder is made, such payment shall take into account that the Purchaser owns such COMCOR-TV Equity Securities and such payment shall, therefore, be increased in accordance with the following formula:
COMCOR-TV Payment = Claim Amount/ (1 - Purchaser's Equity Percentage) where "COMCOR-TV Payment" means the amount payable by COMCOR-TV on a valid claim for indemnification hereunder, Claim Amount means the amount due on a valid claim for indemnification hereunder, and Purchaser's "Equity Percentage" means the Purchaser's Percentage Interest, expressed as a decimal. 8.4 Procedures for Third Party Claims. Any Party making a claim for indemnification under this
Article VIII shall notify the indemnifying party or parties of the claim in writing, describing the claim, the amount or estimated amount thereof, and the basis therefor. The party or parties from whom indemnification is sought shall respond to each such claim within 30 days of receipt of such notice, unless the claim (a) relates to a lawsuit filed by a third party, in which case the indemnifying party or parties shall respond at least ten (10) Business Days prior to the date a responsive pleading is due, or (b) requires an immediate response (as in the case of, among other things, a cease and desist demand by a third party or a notice to show cause), in which case the indemnifying party or parties shall respond in a prompt, timely manner. In the event a response to a notice of claim involving a third party claim is not timely made, a party seeking indemnification may respond to such third party claim as it sees fit and seek indemnification thereafter pursuant to the terms hereof. The omission of any party seeking indemnification to notify the indemnifying party or parties of any such claim shall not relieve the indemnifying party from any liability in respect of such claim which it may have to the indemnified party pursuant to this Article VIII except, and only to the extent that, such failure shall result in material prejudice to the indemnifying party or parties. ARTICLE IX:
GOVERNING LAW AND DISPUTE RESOLUTION 9.1 Governing Law and Language (a) This Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York without regard to its conflicts of law principles; provided, however, that (i) any agreements referred to herein which by their terms are expressly governed by the laws of another jurisdiction shall be governed by such laws, and (ii) any questions not provided for herein will be governed by the laws of the State of New York or the Russian Federation as determined by the arbitrators in accordance with Section 9.2 herein, except for those questions which are governed exclusively by the laws of the Russian Federation; provided, however, that nothing in this Section 9.1 will permit any Party to bring an action, claim, demand, litigation or other legal proceeding arising out of or relating to this Agreement in any tribunal other than as set forth in Section 9.2 hereof, except to enforce an award issued by the arbitrators in accordance with Section 9.2 hereof. (b) This Agreement shall be written in both the English and Russian languages. Both the English and Russian texts shall be legally binding texts; provided, however, that in the case of inconsistency or issues of interpretation between the English and Russian text, the English text shall control. 9.2 Arbitration Subject to Sections 6.2 and
Section 10.11, any dispute, controversy or claim between or amongst any or all of the Parties arising out of or relating to this Agreement or the breach, termination or validity hereof, shall be referred to and finally resolved by arbitration in New York, New York, to the exclusion of all other procedures, in accordance with the rules then in force of the American Arbitration Association which are deemed to be incorporated by reference into this Article. There shall be three (3) arbitrators appointed in accordance with said rules. Where the rules of the American Arbitration Association do not provide for a particular situation the arbitrators shall determine what course of action should be followed. The English language shall be used throughout the arbitral proceeding. Subject to Section 10.11, to the maximum extent permitted by applicable Law, the Parties agree not to assert any rights to have any court rule on a question of law affecting the arbitration, or to hear any appeal from or entertain any judicial review of the arbitral award. 9.3 Agreement Not to Assert
Claims/Sovereign Immunity Each Party hereby agrees to the fullest extent permitted by applicable law that it will not assert a claim with regard to: (a) any objection that it may have now or in the future to the laying of the venue of any action, suit, arbitral proceeding or proceeding in any court referred to in this Article, including forum non-convenience; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) any and all rights to demand a trial by jury in any such action, suit or proceeding brought pursuant to this article; and (d) with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Agreement or any of the other Principal Agreements and any other document or instrument contemplated hereby or thereby, all immunity it may otherwise have as a sovereign, quasi-sovereign or state-owned entity (or similar entity) from any and all proceedings (whether legal, equitable, arbitral, administrative or otherwise), attachment of assets, and enforceability of judicial or arbitral awards. ARTICLE X: MISCELLANEOUS 10.1 Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and agreements made by any party to this Agreement or pursuant hereto shall survive each of the Closings hereunder and any investigation made by or on behalf of any party hereto. 10.2 Further Assurances From time to time after the date hereof, as and when reasonably requested by the other party, the requested party shall execute and deliver as promptly as reasonably possible, at such requesting party's expense, all such documents and instruments and shall take, or cause to be taken, all such further action as the parties may reasonably deem necessary to carry out the intent and purpose of this Agreement and to consummate the transactions contemplated thereby. 10.3 Entire Agreement This Agreement, together with exhibits and schedules hereto, and the other Principal Agreements, constitutes the entire agreement among the Parties relating to the subject matter hereof and supersedes all prior agreements or undertakings, written or oral. 10.4 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this
Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. 10.5 Notices All notices, statements, consents, approvals, requests, demands or other communications required or permitted to be given under this Agreement shall be in Russian and English and in writing, duly executed by an authorized officer or agent, and shall be delivered personally, transmitted by facsimile (provided a confirming copy is dispatched by overnight courier service on the day the facsimile is transmitted), or sent via DHL or other reputable overnight courier service to the following addresses: If to the Purchaser: Treglos Investments Limited 36 Vyronos Avenue, Nicosia, Cyprus facsimile: 357-2-670-040 Attention:
Francis E. Baker, President With a copy to: Treglos Investments Limited c/o Andersen Group, Inc. 515 Madison Ave., 20th Fl., New York, NY 10022 facsimile:
1-212-888-5620 Attention: Francis E. Baker If to the Parent: OAO MOSKOVSKAYA TELECOMMUNIKATSIONNAYA CORPORATSIYA Ul. Neglinnaya, 17/2, Moscow, Russia 103051 facsimile: 7-095-200-1804 Attention: Yuri I. Pripachkin With a copy to: ZAO
JURTELEKOM  Kotlenicheskaya  naberezhnaya,  17,  #438,  Moscow,  Russian  109240 facsimile: 7-095-200-1804 Attention: Sergei N. Golovin If to COMCOR-TV: ZAO COMCOR-TV Ul. Neglinnaya, 17/2 7-095-200-1804 Attention: General Director With a copy to: ZAO JURTELEKOM Kotlenicheskaya naberezhnaya, 17, #438, Moscow, Russian 109240 facsimile: 7-095-200-1804 Attention: Sergei N. Golovin Any notice, statement, consent, approval, request, demand or other communication shall be effective upon receipt; provided, however, that in the case of any communication sent by facsimile transmission, such communication shall be deemed to have been effective upon the transmission thereof. For purposes of this Section 10.5, delivery to the "copy to" individual or entity shall not constitute delivery to the respective Party. 10.6 Confidentiality Each Party hereto will hold, and will use its best efforts to cause its Affiliates and their respective representatives to hold, in strict confidence from any Person (other than any such Affiliate or representative), unless (a) compelled to disclose by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law (including, without limitation, in connection with any requirements of applicable securities Laws or requirements of any Governmental or Regulatory Authorities in connection with any Initial Public Offering) or (b) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party hereto or any of its Affiliates and Andersen Group furnished to it by such other party or such other party's representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (i) previously known by the party receiving such documents or information, (ii) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (iii) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the First Stage Closing Date, the foregoing restrictions will not apply to the Purchaser's use of documents and information solely concerning the Parent and COMCOR-TV in accordance with the terms of this Agreement furnished by the Parent and COMCOR-TV hereunder. 10.7 Severability In the event that any one or more of the provisions contained in this Agreement shall be declared invalid or unenforceable by the final and unappealable order, decree or judgment of any court or arbitral tribunal, this Agreement shall be construed as if such provision had not been inserted, provided that the economic basis of this Agreement is not fundamentally altered.
10.8 Waiver A waiver by any Party of any of its rights under any provision of this Agreement shall not constitute a waiver of any other breach of that or any other provision of this Agreement. Any waiver to be effective must be in compliance with applicable Law and evidenced by a writing signed by the Party against whom the waiver is sought to be enforced. 10.9 Assignment No Party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other party. 10.10 Counterparts This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement. 10.11 Remedies The Parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Parties shall, subject to applicable law, have the right to injunctive relief, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Except in relation to
Section 2.7 and Article VIII, nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise. 10.12 Expenses Except as otherwise set forth in this Agreement, each of the Parties shall pay its respective expenses incurred in connection with this Agreement, the other Principal Agreements and the other documents prepared in connection herewith and therewith and the transactions contemplated hereby and thereby. 10.13 Amendment This Agreement may not be amended, altered, amended and restated, supplemented or otherwise modified except by an instrument in writing signed on behalf of all of the Parties hereto by their authorized representatives. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]


 71 091068.9001 MOSCOW 8903
v42 IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of each of the Parties, as of the date first above written. OAO MOSKOVSKAYA TELECOMMUNIKATSIONNAYA CORPORATSIYA By: /s/ Aram Grigoryan Name: Aram Grigoryan Title: General Director By: /s/ Natalia Vassilieva Name: Natalia Vassilieva Title: Chief Accountant ZAO COMCOR-TV By:
/s/ Yuri Pripachkin Name: Yuri Pripachkin Title: General Director By: /s/ Svetlana Scinitstina Name: Svetlana Scinitstina Title: Chief Accountant TREGLOS INVESTMENTS LIMITED By: /s/ Frances E. Baker Name: Frances E. Baker Title:
President  091068.9001  MOSCOW  12068 v1  091068.9001  MOSCOW 12068 v1 AGREEMENT
REGARDING CLOSING DATE This Agreement Regarding Closing Date (this Agreement) is made as of the 15th day of February, 2000, by and among Treglos Investments Limited, OAO Moskovskaya Telecommunikatsionnaya Corporatsiya, and ZAO COMCOR-TV. WHEREAS, the parties hereto have entered into that certain General Agreement, dated as of January 31, 2000 (the General Agreement); and WHEREAS, the transactions at the First Stage Closing (as defined in the General Agreement) contemplated by the General Agreement are expected to be completed on March 14, 2000; and WHEREAS, the parties hereto pursuant to the General Agreement wish to designate March 14, 2000 as the First Stage Closing Date (as defined in the General Agreement). NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows: The General Agreement is deemed to be incorporated by reference into this Agreement. Notwithstanding anything to the contrary contained in the General Agreement, the parties hereto designate March 14, 2000 as the First Stage Closing Date. Except as expressly amended hereby, the General Agreement shall remain in full force and effect. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]


     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of each of the Parties, as of the date first above written. OAO MOSKOVSKAYA TELECOMMUNIKATSIONNAYA CORPORATSIYA By: /s/ Aram Grigoryan Name: Aram Grigoryan Title: General Director By: /s/ Natalia Vassilieva Name: Natalia Vassilieva Title: Chief Accountant ZAO COMCOR-TV By:
/s/ Yuri Pripachkin Name: Yuri Pripachkin Title: General Director By: /s/ Svetlana Scinitstina Name: Svetlana Scinitstina Title: Chief Accountant TREGLOS INVESTMENTS LIMITED By: /s/ Frances E. Baker Name: Frances E. Baker Title:
President





Exhibit 2

     This Agreement Regarding Closing Date (this "Agreement") is made as of the 15th day of February, 2000, by and among Treglos Investments Limited, OAO Moskovskaya Telecommunikatsionnaya Corporatsiya, and ZAO COMCOR-TV.




        AGREEMENT REGARDING CLOSING DATE


     This Agreement Regarding Closing Date (this "Agreement") is made as of the 15th day of February, 2000, by and among Treglos Investments Limited, OAO Moskovskaya Telecommunikatsionnaya Corporatsiya, and ZAO COMCOR-TV.

     WHEREAS, the parties hereto have entered into that certain General Agreement, dated as of January 31, 2000 (the "General Agreement"); and

     WHEREAS, the transactions at the First Stage Closing (as defined in the General Agreement) contemplated by the General Agreement are expected to be completed on March 14, 2000; and

     WHEREAS, the parties hereto pursuant to the General Agreement wish to designate March 14, 2000 as the First Stage Closing Date (as defined in the General Agreement).

     NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     The General Agreement is deemed to be incorporated by reference into this Agreement.

     Notwithstanding   anything  to  the  contrary   contained  in  the  General
Agreement, the parties hereto designate March 14, 2000 as the First Stage Closing Date.

     Except as expressly amended hereby, the General Agreement shall remain in full force and effect.

     This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of each of the Parties, as of the date first above written.

OAO MOSKOVSKAYA TELECOMMUNIKATSIONNAYA CORPORATSIYA


By: /s/ Aram Grigoryan
Name: Aram Grigoryan
Title: General Director


By: /s/ Natalia Vassilieva
Name: Natalia Vassilieva
Title: Chief Accountant


ZAO COMCOR-TV


By: /s/ Yuri Pripachkin
Name: Yuri Pripachkin
Title: General Director


By: /s/ Svetlana Scinitstina
Name: Svetlana Scinitstina
Title: Chief Accountant


TREGLOS INVESTMENTS LIMITED


By: /s/ Francis E. Baker
Name: Francis E. Baker
Title: President